UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No. )

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DexCom, Inc.

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Dexcom

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empowering people to take control of health

2026 Proxy Statement | May 27, 2026 at 2:00 PM (PDT)

Our Mission: Empowering People to Take Control of Health

Corporate Overview
Dexcom empowers people to take control of health through innovative biosensing technology. Founded in 1999, Dexcom has pioneered and set the standard in glucose biosensing for more than 25 years. Its technology has transformed how people manage diabetes and track their glucose, helping them feel more in control and live more confidently.

April 15, 2026
To Our Stockholders

You are cordially invited to attend the 2026 Annual Meeting of Stockholders of DexCom, Inc. online on May 27, 2026, at 2:00 p.m. Pacific Time (the “Annual Meeting”). As we approach the Annual Meeting, I would like to share with you some of our business and financial highlights from 2025.
As you may know, this is my first Annual Meeting as your President and Chief Executive Officer. I have had the honor of helping to shape Dexcom’s industry-defining innovation since joining the company more than 20 years ago. I look forward to working with Kevin Sayer, now our Executive Chair, along with the rest of the Board of Directors and management team as we continue to advance Dexcom’s long legacy of empowering people to take control of their health.
Business and Financial Highlights
During 2025 we delivered another year of strong customer growth while enhancing the scale and efficiency of our operations. Demand for Dexcom CGM remained high behind continued category momentum and broader access for CGM globally. Through our dedicated efforts, we also delivered significant improvements in our financial results as compared to 2024.
Our financial highlights included $4.66 billion in revenue, up 16% from 2024, and $2.80 billion in gross profit, up 15% from 2024. We had $911.8 million in operating income, up 52.0% from 2024, and $836.3 million in net income, up 45% from 2024. We also had $1.44 billion in operating cash flow, up 46% from 2024, and ended fiscal 2025 with cash, cash equivalents and short-term marketable securities totaling $2.00 billion. In addition, our Board of Directors approved a share repurchase program of up to $750.0 million of our outstanding common stock, and we returned $500.0 million to shareholders through the program during 2025.
Our operational highlights included new product launches, expanded global scale, and broader access to Dexcom CGM globally. During the year, we introduced Dexcom G7 15 Day in the United States, extending sensor wear time for our customers and establishing our highest level of accuracy to date. We also advanced our software capabilities, including the FDA clearance of Dexcom Smart Basal, which is designed to support customers and clinicians with basal insulin titration and management. In addition, we made meaningful progress expanding access this past year, particularly in the United States where we announced coverage for all people with diabetes with the national formularies of the three largest PBMs. These efforts supported growth of our active customer base by more than 20% to approximately 3.5 million global customers, while continued progress at our Ireland manufacturing facility strengthened our foundation for long term global scale.
Evolving and Strengthening of Our Board
We have continued to bolster the varied skills and deep industry expertise on our Board, with a focus on medicine and technology experience. Since the beginning of last year, the Board has appointed Renée Galá, President and Chief Executive Officer of Jazz Pharmaceuticals plc; Dr. Euan Ashley, Chair of the Stanford University Department of Medicine; and Rick Osterloh, Senior Vice President, Platforms & Devices at Google. These new directors have brought fresh perspectives and supported enhanced oversight of our business and strategic needs.

Positioned for the Next Phase of Growth
We are building on our momentum in 2026, with a focus on executing against our three strategic priorities: becoming the premier glucose sending solution for all, setting the standard for customer experience, and expanding international market share.

We are still early in our journey. The opportunity to help improve metabolic health globally remains significant, and we continue to see a long runway for growth. In our core US market, over nine million people have reimbursement but are not yet using CGM. International access expansion offers another compelling opportunity which we are only beginning to unlock. This is an exciting time for Dexcom.

2026 Annual Meeting
We are pleased to provide stockholders with an opportunity to participate in the Annual Meeting online via the Internet to facilitate stockholder attendance and provide a consistent experience to all stockholders regardless of location. We will provide a live webcast of the Annual Meeting at www.proxydocs.com/DXCM, where you will also be able to vote online.
The matters expected to be acted upon at the Annual Meeting are described in detail in the following Notice of Annual Meeting of Stockholders and Proxy Statement.
Your vote is very important to us. We strongly encourage you to read both our Proxy Statement and 2025 Annual Report on Form 10-K in their entirety and ask that you support our recommendations. We sincerely appreciate your continued support of Dexcom, and we look forward to seeing you at the meeting.

Sincerely,
/s/ Jacob Leach

Jacob Leach President and Chief Executive Officer DexCom, Inc. April 15, 2026

 YOUR VOTE IS IMPORTANT

Whether or not you plan to attend the Annual Meeting virtually via the internet, we strongly encourage you to vote your shares. In order to ensure your representation at the Annual Meeting, you may submit your proxy and voting instructions via the Internet at www.proxypush.com/DXCM, by telephone, or, if you requested a printed copy of the proxy materials, you may vote your shares by completing, signing and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). The Proxy Statement, the Notice of Internet Availability of Proxy Materials, the Annual Report and the accompanying proxy card are being made available to each stockholder entitled to vote at the Annual Meeting on or about April 15, 2026.

For specific instructions on how to vote your shares, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section of this Proxy Statement entitled “Information about the Proxy Materials and the Annual Meeting”, or if you requested printed proxy materials by mail, your enclosed proxy card. If your shares are held by a bank, brokerage firm or other holder of record (your record holder), please follow the instructions you receive from such firm, bank or other nominee to vote your shares.

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Location	Date and Time
Attend the Annual Meeting Online at:	Wednesday, May 27, 2026
www.proxydocs.com/DXCM	2:00 p.m. Pacific Time

Items of Business

	Company Proposals			Board Recommendation	Page

(1)	To elect twelve nominees for director, each to hold office until our 2027 annual meeting of stockholders. The nominees are:		☑	FOR each nominee	1
	•Steven Altman •Dr. Euan Ashley •Nicholas Augustinos •Richard Collins •Rimma Driscoll •Mark Foletta	•Renée Galá •Bridgette Heller •Jacob Leach •Kyle Malady •Rick Osterloh •Kevin Sayer

(2)	To ratify the selection by the Audit Committee of our Board of Directors of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.		☑	FOR	32

(3)	To provide a non-binding advisory vote on the compensation of our named executive officers for the fiscal year ended December 31, 2025.		☑	FOR	35

We may also transact any other business properly brought before the 2026 Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in-person. The accompanying proxy materials include instructions on how to participate in the Annual Meeting and how you may vote your shares.

Record Date
You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record as of the close of business on April 1, 2026 (the “Record Date”). A complete list of stockholders of record will be available for the examination of any stockholder, for any purpose germane to the meeting, for a period of 10 calendar days ending on the day before the date of the Annual Meeting at our principal executive offices, located at 6340 Sequence Drive, San Diego, California, 92121 between the hours of 9:00 a.m. and 4:00 p.m. Pacific Time. If you are interested in viewing the list, please contact Investor Relations by email at investor-relations@dexcom.com.

Voting Methods

Internet	Telephone	Mail

For detailed information regarding voting instructions, please refer to the Notice of Internet Availability of Proxy Materials you received in the mail, the section of this Proxy Statement entitled “Information about the Proxy Materials, Voting and the Annual Meeting”, or if you requested printed proxy materials by mail, your enclosed proxy card. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. If you decide to virtually attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting online at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on May 27, 2026
The Proxy Statement, the Annual Report and the form of proxy card are available at www.proxydocs.com/DXCM after entering the control number printed on your Notice of Internet Availability of Proxy Materials.

By Order of the Board of Directors,
/s/ Kevin Sayer
Kevin Sayer
Executive Chairman of the Board
April 15, 2026

PROPOSAL NO. 1
Election of Directors

Our Board recommends a vote “FOR” the following twelve nominees for election to our Board, each to hold office until our 2027 annual meeting of stockholders:

1)	Steven Altman	2)	Dr. Euan Ashley	3)	Nicholas Augustinos	4)	Richard Collins

5)	Rimma Driscoll	6)	Mark Foletta	7)	Renée Galá	8)	Bridgette Heller

9)	Jacob Leach	10)	Kyle Malady	11)	Rick Osterloh	12)	Kevin Sayer

☑
	THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

At each annual meeting of stockholders, the terms of each of our incumbent directors expire and all members of our Board are elected. Twelve directors are to be elected at this Annual Meeting, each to serve until our 2027 annual meeting of stockholders or until such director’s earlier death, resignation or removal. On the Nominating and Governance Committee’s recommendation, the Board has nominated each of the above listed nominees for election at the Annual Meeting. Each of the nominees is a current director of the company. Each nominee has consented to being named in this Proxy Statement and has agreed to continue to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve. For more information concerning the nominees, see the section entitled “Nominee Director Biographies.”
Directors are elected by a majority of the votes cast in uncontested elections, meaning that the number of votes cast “For” a nominee must exceed the number of votes cast “Against” that nominee. Abstentions and broker non-votes are not counted as votes “For” or “Against” a director nominee and have no effect on the outcome of the proposal for the election of directors. Pursuant to Dexcom’s Corporate Governance Principles for the Board of Directors (“Governance Principles”), the Board of Directors expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. If any nominee that is an incumbent director fails to receive the required votes for re-election at the Annual Meeting, the Nominating and Governance Committee will determine on an expedited basis, and in any event within 90 days following certification of the stockholder vote, whether to accept or reject the resignation, and will submit such recommendation for prompt consideration by the Board. The Board will promptly act on the Nominating and Governance Committee’s recommendation and will publicly disclose its decision-making process and decision regarding whether to accept or reject the resignation offer (including, if it rejects the resignation offer, the rationale behind its decision).
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR EACH DIRECTOR NOMINEE UNLESS OTHERWISE INSTRUCTED.

The following table shows the composition of our Board, including each director’s position, age, and duration of service as of April 1, 2026:

Director Name	Position(s)	Age	Director Since
Director Nominees:
Steven Altman	Director	64	2013
Dr. Euan Ashley	Director	54	2025
Nicholas Augustinos	Director	67	2009
Richard Collins	Director	69	2017
Rimma Driscoll	Director	53	2023
Mark Foletta	Lead Independent Director	65	2014
Renée Galá	Director	54	2025
Bridgette Heller	Director	64	2019
Jacob Leach	Director, President and Chief Executive Officer	48	2026
Kyle Malady	Director	59	2020
Rick Osterloh	Director	53	2026
Kevin Sayer	Executive Chairman of the Board	68	2007

Board Backgrounds
We believe our Board nominees bring a variety of backgrounds, qualifications, skills and experiences that contribute to a well-rounded Board uniquely positioned to effectively guide our strategy and oversee our operations. The following sets forth the biographical information of our Board as of April 1, 2026.
Due to the global and complex nature of our business, the Board believes it is important to create a balanced Board with varied viewpoints and deep industry expertise. The Board evaluates its composition holistically with a focus on ensuring that its skillsets, perspectives, and experiences are aligned with the Company’s strategic and operational needs. This includes representation across a variety of professional and educational experiences, as well as backgrounds. This ensures the Board possesses the right mix of skills and experience for meaningful deliberation and oversight of the business and expands the Board’s understanding of the needs and viewpoints of our customers, partners, employees, governments, and other stakeholders worldwide while navigating the evolving healthcare and innovation landscape and supporting long-term growth.
As part of our ongoing commitment to creating a balanced Board with broad viewpoints and deep industry expertise, we regularly add new directors to infuse new ideas and fresh perspectives in the boardroom. Since the beginning of 2025, the Board has appointed three new independent directors, whose skills encompass medicine, pharmaceuticals, technology, alongside a mix of private sector and academic expertise.

Highly Independent	Balanced Tenure	New Directors

10 of 12
All independent, except the Executive Chairman and the CEO

5

New directors in the last five years

Board Engagement	Age Distribution

97%

Average attendance rate for our current directors for the seven board meetings held in 2025

Nominee Director Biographies

Board Member Since 2013

Member of the Compensation Committee

Member of the Nominating and Governance Committee

Steven Altman

Career Highlights:
•Former Vice Chairman of Qualcomm and a member of Qualcomm’s executive committee from 2011 to 2014
•President of Qualcomm from 2005 to 2011
•Executive Vice President of Qualcomm from 1997 to 2005
•President of Qualcomm Technology Licensing from 1995 to 2005

Mr. Altman has extensive experience as a public company executive and provides expertise in business operations, legal matters and governance, and intellectual property and strategic licensing, providing valuable guidance and strategic direction to our Board.

Other Directorships - Current:
•Brain Corporation (Private) •Yembo, Inc. (Private) •Amionx, Inc. (Private)

Key Experience and Qualifications:
•Executive experience and oversight of corporate strategy and transactions •Technical and operational leadership •Corporate governance and legal •Intellectual property and licensing strategy

Other Professional Experience and Community Involvement:
•Former local board member and active supporter of Breakthrough T1D (formerly JDRF)

Education:
•B.A. in Political Science and Administration, Northern Arizona University •J.D., University of San Diego School of Law

Board Member Since 2025

Member of the Nominating and Governance Committee

Member of the Technology Committee

Dr. Euan Ashley

Career Highlights:
•Chair of the Department of Medicine, Stanford University since 2024, and Associate Dean, Stanford University from 2019 to 2024
•Co-Director, Stanford Medicine Catalyst from 2019 to present
•Professor of Medicine, Genetics, and Biomedical Data Science, Stanford University from 2006 to present
•Founder, Center for Inherited Cardiovascular Disease, Stanford University since 2009

Dr. Ashley brings to our Board extensive experience in the healthcare field, including senior positions in research and medical institutions and private organizations, and provides guidance on medical technology and healthcare innovations.

Other Directorships - Current:
•AstraZeneca Plc, a biotechnology company, from 2020 to present

Key Experience and Qualifications:
•Extensive executive leadership in academic medicine and biotechnology
•Expertise in medical technology, genomics, and healthcare innovation
•Board experience in global pharmaceutical and biotechnology companies

Other Professional Experience and Community Involvement:
•Leadership in research institutions and private organizations •Guidance on medical technology and healthcare innovations

Education:
•B.Sc. in Physiology, University of Glasgow •MB ChB, University of Glasgow •D.Phil., University of Oxford •Cardiology fellowship training, Stanford University

Board Member Since 2009

Chair of the Nominating and Governance Committee

Nicholas Augustinos

Career Highlights:
•President and CEO of Aver, Inc. dba Enlace Health, a company specializing in value-based reimbursement analytics and payment solutions, from 2015 to 2018
•Senior Vice President for Health Information Services and Strategy at Cardinal Health, Inc. from 2011 to 2015
•Held various roles of increasing responsibility at Cisco Systems, Inc., the global leader in networking solutions and telemedicine, from 2005 to 2011
•Extensive consulting and managerial experience to Health Care Organizations and Insurance Companies

With a 38-year career in healthcare and healthcare technology, Mr. Augustinos has broad managerial, consulting and business development experience in the private and public sectors. Mr. Augustinos has worked with a diverse range of leading healthcare delivery systems, healthcare insurer, drug and medical device distribution and government organizations globally. He brings to the Board significant business, market development and technology experience with growth companies.

Key Experience and Qualifications:
•Business development, managerial, and technology leadership at growth companies
•Significant healthcare industry experience
•Audit and financial leadership experience at public healthcare companies
•Public company board experience

Other Professional Experience and Community Involvement:
•Committee experience include Technology, Audit, Governance, and Investment
•Previous Board Member of Aver
•Previous Board member of the California Health Care Foundation (CHCF) – Endowed Foundation
•Previous Board Member of Audax Health Solutions – Acquired by United Healthcare
•Healtheon-WebMD
•Deloitte Consulting
•Healthcare Delivery Administration

Education:
•B.Sc. in Mechanical Engineering, King’s College London •MBA, University of Michigan

Board Member Since 2017

Member of the Audit Committee

Member of the Nominating and Governance Committee

Richard Collins

Career Highlights:
•Chief Executive Officer for UnitedHealthcare’s Northeast Region and President, Director, and/or Chairman of numerous UnitedHealthcare subsidiaries including Oxford Health Plans, Mid Atlantic Medical Services and UHC Insurance Company of New York from 2011 to 2013
•President – Individual Line of Business and Chairman and CEO of Golden Rule Financial Company from 2005 to 2012
•Held additional leadership positions in pricing, underwriting and healthcare economics at UnitedHealthcare

Mr. Collins has significant experience in healthcare insurance and administration, during a period in which UnitedHealth Group grew from a mid-cap health insurer into one of the largest public corporations in America, and provides operational and strategic expertise and valuable leadership experience to the Board.

Key Experience and Qualifications:
•Executive leadership in healthcare insurance and administration •Corporate governance and risk management

Other Professional Experience and Community Involvement:
•Former Board Chair of Fairbanks Hospital in Indianapolis, IN
•Former Board Chair of The Nature Conservancy—Indiana
•Former director of the UnitedHealthcare Children’s Foundation
•Former director of the Council for Affordable Health Insurance
•Former Board Leadership Fellow of the National Association of Corporate Directors (NACD)
•Volunteer Staff Member, Researcher and Collector, Florida Museum of Natural History, Invertebrate Zoology Collections.

Education:
•B.S., Maine Maritime Academy •Executive development program at Harvard University’s John F. Kennedy School of Government

Board Member Since 2023

Member of the Audit Committee

Member of the Technology Committee

Rimma Driscoll

Career Highlights:
•More than two decades of global executive leadership spanning strategy, global business development, M&A, global marketing, innovation, commercial operations, and strategic alliances across the human and animal health sectors, while residing in the United States and European Union
•Currently serves as EVP and Head of Global Strategy, Portfolio Marketing and Business Development, Global BioDevices and Platinum Performance at Zoetis, the world’s leading animal health company
•SVP, Business Development, Business Integration and Strategic Alliances at Zoetis from 2020 to 2022
•VP, Business Development and Commercial Alliances at Zoetis from 2016 to 2020

With over two decades of executive experience, Ms. Driscoll has overseen a wide range of global transactions—including acquisitions, strategic alliances, joint ventures, and divestitures—and has played a key role in expanding businesses into new markets and categories. Her experience driving integrated growth initiatives across R&D, commercial organizations, and new business ventures positions her to contribute valuable insight to Dexcom’s strategic direction and global expansion.

Other Directorships - Current:
•Pumpkin Insurance, a preventative care and pet insurance company, from 2023 to present

Key Experience and Qualifications:
•Executive leadership of diverse, multinational teams to achieve corporate strategy for long-term growth
•Business development and mergers and acquisitions, including divestitures, joint ventures and collaborations
•Healthcare, pharma and consumer products experience globally

Other Professional Experience and Community Involvement:
•World 50 Strategy Group

Education:
•B.S. in Chemistry, Bowling Green State University •MBA, Xavier University

Board Member Since 2014

Lead Independent Director

Chair of the Audit Committee

Mark Foletta

Career Highlights:
•Former Executive Vice President and Chief Financial Officer of Tocagen, Inc. from 2017 to 2020
•Former Senior Vice President and Chief Financial Officer of Amylin Pharmaceuticals until its acquisition by Bristol Myers Squibb from 2000 to 2012, overseeing capital structure and investor communications

With more than two decades of financial leadership in healthcare, Mr. Foletta brings deep expertise in audit oversight, capital allocation, and financial strategy that supports Dexcom’s continued growth and operational discipline.

Other Directorships - Current:
•AMN Healthcare Services, a publicly traded healthcare workforce solutions provider, since 2012 (Board Chair)
•Enanta Pharmaceuticals, a publicly traded pharmaceutical company, since 2020 (Chair of Audit Committee)

Key Experience and Qualifications:
•Audit and financial leadership experience at public healthcare companies •Public company board experience

Other Professional Experience and Community Involvement:
•Member of the Corporate Directors Forum

Education:
•B.A. in Business Economics, UC Santa Barbara

Board Member Since 2025

Member of the Audit Committee

Member of the Compensation Committee

Renée Galá

Career Highlights:
•President and Chief Executive Officer of Jazz Pharmaceuticals PLC, a global biopharmaceutical company, since August 2025
•President and Chief Operating Officer of Jazz from 2023 to 2025 overseeing the company’s global business operations, as well as corporate strategy
•Executive Vice President and Chief Financial Officer of Jazz from 2020 to 2023, responsible for company’s financial operations, corporate strategy and corporate development.
•Chief Financial Officer of GRAIL, Inc., a private healthcare company focused on the early detection of cancer, from January to June 2019
•Senior Vice President and Chief Financial Officer of Theravance Biopharma, Inc. from December 2014 to January 2019

Ms. Galá’s executive leadership at global companies in the healthcare industry, including her strategic operating expertise as chief executive officer and chief operating officer, and financial expertise as a chief financial officer, provide valuable strategic, operating, financial and accounting experience to the Board.

Other Directorships - Current:
•Jazz Pharmaceuticals PLC, a publicly-traded pharmaceuticals company, since 2025

Key Experience and Qualifications:
•Executive leadership experience with oversight of corporate strategy and global operations •Public company financial leadership in the life sciences industry

Other Professional Experience and Community Involvement:
•Previous member of the board of directors at:
◦Gossamer Bio, Inc., where she chaired the audit committee, from 2018 to 2024
◦Gyroscope Therapeutics from 2020 to 2021
◦Concept Therapeutics, Inc. from 2016 to 2019

Education:
•B.S. in Mathematics, Vanderbilt University •MBA, Columbia Business School

Board Member Since 2019

Chair of the Compensation Committee

Bridgette Heller

Career Highlights:
•Executive Vice President and President of Nutricia, the Specialized Nutrition Division of Danone, from 2016 to 2019
•Executive Vice President of Merck & Co., Inc. and President of Merck Consumer Care from 2010 to 2015
•President of Johnson & Johnson’s Global Baby Business Unit from 2007 to 2010 and President of its Global Baby, Kids, and Wound Care business from 2005 to 2007
•Roles of increasing responsibility at Kraft Foods from 1985 to 2002, ultimately serving as Executive Vice President and General Manager for the North American Coffee Portfolio

Ms. Heller’s leadership in scaling global consumer healthcare organizations supports Dexcom’s continued international expansion and patient engagement initiatives.

Other Directorships - Current:
•Aramark, a U.S. publicly traded food service and facilities provider, from 2020 to present
•Integral Ad Science, a global media measurement and optimization company, from 2021 to 2025
•Novartis, an innovative medicines company, from 2020 to present
•Newman’s Own (Private)

Key Experience and Qualifications:
•Significant executive leadership experience in consumer healthcare •Global technology and manufacturing experience in scaling organizations

Other Professional Experience and Community Involvement:
•Currently leading the Shirley Proctor Puller Foundation, a nonprofit dedicated to generating better educational outcomes for underserved children in St. Petersburg, Florida

Education:
•B.A. in Economics and Computer Studies, Northwestern University •MBA, Northwestern University

Board Member Since 2026

Jacob Leach

Career Highlights:
•President and CEO of Dexcom since January 2026, setting the company’s business strategy and vision to empower all people to take control of their health through transformative glucose biosensing technology
•Previously served as Dexcom’s President and Chief Operating Officer (May to December 2025), prior to that EVP, Chief Operating Officer (2022 to May 2025), and prior to that Chief Technology Officer (2018 to 2022)
•Since 2004, has supported all major technology advancements, including the development of the first commercial Dexcom CGM system, and all subsequent generations of Dexcom biosensing solutions

Mr. Leach brings to our Board over 20 years of experience shaping the continuous glucose monitoring industry and listening to customers’ needs to drive innovation and enhance user experience. With this deep expertise, he’s led the glucose biosensing evolution at Dexcom, helping make metabolic health solutions accessible to millions of people.

Other Directorships - Current:
•SenesTech, Inc., a birth control solutions provider for managing rodent populations company, from 2020 to present

Key Experience and Qualifications:
•Deep expertise in glucose biosensing innovation •Extensive executive and operational leadership at Dexcom

Other Professional Experience and Community Involvement:
•Currently serves on the Board of Directors at AdvaMed •Executive Committee member for the San Diego Economic Development Corporation

Education:
•B.Sc. in Electrical Engineering with a minor in Biomedical Engineering, University of California, Los Angeles

Board Member Since 2020

Chair of the Technology Committee

Kyle Malady

Career Highlights:
•Executive Vice President and CEO of Verizon Business, overseeing services to 99% of the Fortune 500 in more than 120 countries, since 2023
•Executive Vice President of Global Networks and Technology and Chief Technology Officer at Verizon from 2018 to 2023, running America’s leading wireless network, the largest residential fiber broadband and vast global IP backbone
•Head of Core Engineering and Operations within the Global Network and Technology organization at Verizon from 2012 to 2018, overseeing the launch of 5G
•Vice President of New Product Development at Verizon from 2005 to 2012

Mr. Malady brings to our Board extensive knowledge of transformational technology development, new product launches, and strategic transactions, having built a career translating network innovation into commercial impact.

Key Experience and Qualifications:
•Executive leadership roles across Verizon •Deep technical expertise in network technology and infrastructure

Other Professional Experience and Community Involvement:
•Chairman of CTIA, the wireless industry’s trade organization, since August 2025
•Serves on the President’s National Security Telecommunications Advisory Council (NSTAC)
•Manages Caelens Fund, a charity that raises money to provide free cardiac surgeries for children in developing countries

Education:
•B.S. in Mechanical Engineering, University of Bridgeport •MBA in Finance, NYU Stern School of Business

Board Member Since 2026

Member of the Compensation Committee

Member of the Technology Committee

Rick Osterloh

Career Highlights:
•Current Senior Vice President, Platform & Devices at Google since 2016, leading a unified group spanning Android, Google Play, Chrome, and Google’s Devices & Services portfolio (Pixel, Nest, Fitbit)
•President of Motorola Mobility from 2014 to 2016 and SVP, Product Management & GM Premium Products, Motorola Mobility from 2012 to 2014 overseeing global product strategy and operations during Motorola’s transition under Google and subsequently Lenovo
•VP, Product & Design at Skype from 2010 to 2012
•Earlier roles at Motorola, Amazon, and consulting experience at Kleiner Perkins Caufield & Byers and Deloitte

Mr. Osterloh is a seasoned technology executive with deep expertise in consumer hardware, platform strategy, and large-scale product operations, and brings to our Board expertise in innovation oversight, strategic transactions, and long-term strategic planning.

Key Experience and Qualifications:
•Executive leadership of complex, global product organizations •Consumer hardware and ecosystem strategy •Strategic transactions and integrations

Other Professional Experience and Community Involvement:
•Former Member of the Board of Directors of Lytro Inc., producing the first commercially available light-field cameras
•Member of the Board of Directors of Positive Coaching Alliance from 2015 to 2021, a youth sports organization
•Member of the Board of Directors of First Republic Bank from Q4 2022 - Q2 2023 and member of the Cybersecurity/Technology and Compensation Committees

Education:
•B.S. and M.S. in Industrial Engineering, Stanford University •M.B.A., Stanford University

Board Member Since 2007

Executive Chairman

Kevin Sayer

Career Highlights:
•Executive Chair of the Board since 2026, and Chairman of the Board since 2018
•CEO of Dexcom from 2015 to 2025, and a Dexcom executive since 2011
•Former CFO of Biosensors International Group, Ltd.
•Former CFO of Specialty Laboratories, Inc.
•Former CFO of MiniMed, Inc., and former VP and General Manager of Medtronic MiniMed after the acquisition of MiniMed by Medtronic

Mr. Sayer’s extensive executive experience operating companies in the diabetes and medical technology industry provides Dexcom with both operational and strategic industry-specific expertise to our Board.

Key Experience and Qualifications:
•Executive oversight of strategy and operations •Significant biosensing and diabetes industry experience

Education:
•Bachelor’s and Master’s degrees in Accounting and Information Systems, Brigham Young University •Certified Public Accountant (inactive)

CORPORATE GOVERNANCE

Corporate Governance Highlights
Our commitment to good corporate governance practices and accountability to stockholders is described below:

What We Do and Have Done

•Amended our certificate of incorporation to declassify our Board
•Implemented a proxy access bylaw provision
•Enable our stockholders to amend our bylaws by majority vote
•Apply a majority voting standard in uncontested director elections
•All directors are independent except for our CEO and Executive Chairman
•Enhance Board independence through regular meetings of independent directors and committees without the presence of management
•Equip our Lead Independent Director with broad authority and key responsibilities
•All members of our standing Board committees – the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and Technology Committee – are independent
•Annual Board, standing committee, and individual director self-evaluations
•Stockholders may recommend director nominees to the Nominating and Governance Committee
•Established Board oversight of our corporate sustainability practices through our Nominating and Governance Committee
•Charters of each committee of the Board clearly establish the committees’ respective roles and responsibilities
•Maintain a compliance helpline available to all employees
•Our Audit Committee has procedures in place for the anonymous submission of employee complaints on accounting, internal accounting control or auditing matters
•Adopted a Code of Conduct and Business Ethics (the “Code of Conduct”) that applies to all of our directors, officers and employees worldwide
•Our internal audit function maintains critical oversight over the key areas of our business and financial processes and controls, and reports directly to our Audit Committee
•We have adopted stock ownership guidelines for our non-employee directors and executive officers

What We Don’t Do

•No pledging or hedging of Company securities •No multi-voting or non-voting stock

Board Leadership Structure and the Role of the Lead Independent Director
Our Board selects its Chairperson based on what our Board believes is in the best interests of our company and our stockholders. The Nominating and Governance Committee periodically considers the leadership structure of our Board and makes recommendations related to the same to the Board. Our Governance Principles also provide that, if the Chairperson is also the CEO or if the Chairperson is a former employee, the Board will designate a “lead independent director.”
Kevin Sayer currently serves as our Executive Chairman, while Mark Foletta serves as our Lead Independent Director. On July 25, 2025, Mr. Sayer notified the Board of his intent to retire from his role as Chief Executive Officer effective January 1, 2026. In connection with his retirement, on July 25, 2025, the Board appointed Mr. Sayer as Executive Chairman of the Board, effective January 1, 2026, to provide ongoing leadership and strategic guidance to the Company. Mr. Sayer took a medical leave of absence effective from September 14, 2025 to March 2, 2026. Upon his return, Mr. Sayer resumed his duties and responsibilities as Executive Chairman to assist with the CEO transition, lead Board meetings, and assist and support the current CEO in long term strategic planning.
The following are the principal duties of the Lead Independent Director and Executive Chairman:

Lead Independent Director	Executive Chairman

•Presides over executive sessions of independent directors;
•Serves as a liaison between the Executive Chairman and the independent directors and communicates to the Chairman and management, as appropriate, any decisions reached, suggestions, views or concerns expressed by the independent directors in executive sessions or outside of meetings of the Board;
•Coordinates with the Chairman to set the agenda for meetings of the Board, taking into account input from other independent directors;
•Provides leadership to the Board if circumstances arise in which the role of the Chairman may be, or may be perceived to be, in conflict;
•Available, under appropriate circumstances, for consultation and direct communication with stockholders; and
•Encourages direct dialogue between all directors (particularly those with dissenting views) and management.

Current CEO Transition Function:
•Assists with managing the transition of relationships to current CEO (e.g., relationships with customers and key stakeholders, including investors) and supporting investor relations and government affairs
•Available to assist with operational matters as requested by the CEO
•Works with senior levels of management on specific projects as requested by the CEO

Board Meetings:
•Provides input to the CEO and Lead Independent Director to prepare the agenda for Board meetings
•Presides over meetings of the full Board
•Assists with Board organizational issues
•Acts as a liaison between Board and management

Strategic Planning:
•Assists and supports the CEO in identifying strategic issues

Our Board believes that our stockholders and Dexcom currently are best served by having Kevin Sayer, our former CEO, serve as Executive Chairman of the Board, and Mark Foletta serve as Lead Independent Director. Our Board believes that the current Board leadership structure, coupled with a strong emphasis on Board independence, provides effective independent oversight of management while allowing the Board and management to continue to benefit from Mr. Sayer’s long tenure with and status at Dexcom, his extensive executive leadership and operational experience, and his familiarity with Dexcom’s business and in-depth knowledge of the impacts, risks and opportunities facing Dexcom, in addition to providing ongoing leadership and strategic guidance to Dexcom. Our independent directors bring experience, oversight and expertise from outside of our company, while our Executive Chairman and CEO bring company and industry specific experience and expertise.

Our Board believes that this governance structure provides strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. Our Board believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the Board and sound corporate governance policies and practices.

Director Independence
Under the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by its board of directors. Under the rules of Nasdaq, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of our Audit, Compensation, and Nominating and Governance committees be independent. Our Nominating and Governance Committee consults with our legal counsel and evaluates director independence and qualifications under relevant SEC and Nasdaq rules, as well as under our corporate governance policies, as in effect from time to time.
Consistent with these considerations, after review of all relevant transactions and relationships and based upon the recommendation of the Nominating and Governance Committee, our Board has affirmatively determined that each of Steven Altman, Dr. Euan Ashley, Nicholas Augustinos, Richard Collins, Rimma Driscoll, Mark Foletta, Renée Galá, Bridgette Heller, Kyle Malady, and Rick Osterloh are independent directors within the meaning of the applicable Nasdaq listing standards. Mr. Sayer is not considered an independent director because of his prior employment as our President and CEO and his current employment as Executive Chairman and Mr. Leach is not considered an independent director because of his current employment as our President and CEO.
As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present to promote open and honest discussion. All of the committees of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of applicable Nasdaq listing standards and as required by the SEC rules and regulations.
There are no family relationships among any of our directors or executive officers.

Director Selection Process

Considerations in Identifying and Evaluating Director Nominees

1	Identify Director Nominees
The Nominating and Governance Committee considers director nominees recommended by sitting directors, officers, employees, stockholders, third-party search firms and others using the same criteria to evaluate all candidates.

2	Review Candidate Pool	The Nominating and Governance Committee reviews candidates to determine whether candidates warrant further consideration.

3	Evaluate Candidates
The Nominating and Governance Committee meets with and evaluates each potential candidate for the Board, in the context of the Board as a whole, and the specific needs of the Board at that time, with the objective of establishing a Board that is comprised of members that can best further stockholder interests through the exercise of sound judgment, using the background of its experience.

4	Recommend Director	Upon selection of a qualified candidate, the Nominating and Governance Committee recommends the candidate for appointment or election to our Board.

5	Appointment or Election to the Board	Since 2021, four new independent Directors have been added to our Board, each bringing a balanced set of skills and perspectives that add significant value to our governance and oversight.
Nominees for the Board should be committed to enhancing long-term stockholder value and must possess a high level of personal and professional ethics, sound business judgment and integrity. The Board’s policy is to encourage selection of directors who will contribute to the Company’s overall corporate goals.

In evaluating potential candidates to the Board, the Nominating and Governance Committee may also consider such factors as:
•Professional experience in health care, medical technology, finance, marketing, international business, financial reporting and other areas that are expected to contribute to an effective Board
•Personal skills
•Background
The Nominating and Governance Committee also considers the significant time commitment necessary when evaluating directors and director candidates to ensure that directors have the ability to effectively serve on the Board.
Stockholder Recommendations for Nominations to the Board
The Nominating and Governance Committee will consider director candidates recommended by stockholders. The Nominating and Governance Committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholder recommendations for candidates to the Board must include the candidate’s name and qualifications and be directed in writing to DexCom, Inc., Attn: Chief Legal Officer (Dexcom Legal Department), 6340 Sequence Drive, San Diego, CA 92121.
Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our Board of Directors is set forth in the section entitled “Stockholder Proposals for Annual Meeting.”

Board Evaluation Process
The Board and each standing Board committee conducts a self-evaluation of their performance, composition, leadership structure, and governance at least annually. The evaluation format and process is supervised by the Nominating and Governance Committee. The evaluation is typically conducted as an interview with a third-party advisor. A summary of the results is presented to the Board on a “no-names” basis identifying any themes or issues that have emerged. The Board considers the results and ways in which Board processes and effectiveness may be enhanced. Based upon the assessment results, the Board agrees on improvement goals and tracks its progress against those goals over time.

Director Orientation and Continuing Education
Management provides each new director with materials, briefings and educational opportunities to permit the director to become familiar with our business and to enable the director to better perform his or her duties. In addition, the Board receives periodic updates on regulatory and other developments relevant to the Board from management and third-party service providers. Board members are also encouraged to attend accredited director education programs.

Code of Conduct and Business Ethics
We have adopted a Code of Conduct that is an essential resource for all of our officers, directors and employees. It outlines our values on a number of issues affecting our business, sets requirements for business conduct, and serves as the basis for our compliance program. The Nominating and Governance Committee reviews and assesses the adequacy of the Code of Conduct on at least an annual basis, and may recommend that the Board establish special committees as may be desirable or necessary from time to time in order to address ethical, legal or other matters that may arise.
We encourage employees to keep open lines of communication with their supervisor and/or department management. Our compliance Intranet website provides additional information, including a global directory of compliance personnel; links to our compliance helpline; current policies, procedures, and resources; and training materials. The compliance helpline is hosted by a third-party helpline provider. Reports through the compliance helpline may remain anonymous.
When required by the rules of Nasdaq, or the SEC, we will disclose any future amendment to, or waiver of, any provision of the Code of Conduct for our principal executive officer and principal financial officer or any member or members of our Board on our website within four business days following the date of such amendment or waiver.

Insider Trading Policy; Anti-Hedging
We have adopted an Insider Trading Policy governing transactions in our securities by our directors, officers and employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations and Nasdaq listing standards. Our Insider Trading Policy also applies to the Company’s transactions in its securities.
Our Insider Trading Policy expressly prohibits trading in securities of the Company while in possession of material non-public information about the Company. All of our employees, officers and directors (and their respective immediate family and household members) are prohibited from “tipping” or trading on inside information. In addition, our Insider Trading Policy establishes periods of time during which employees, executive officers, and non-employee directors may and may not trade shares of our common stock. It also prohibits our employees, executive officers and non-employee directors from acquiring, selling, or trading in any interest or position relating to the future price of Dexcom securities, such as a put option, a call option or a short sale (including a short sale “against the box”).
A copy of the Insider Trading Policy is filed as Exhibit 19.1 to our 2024 Annual Report on Form 10-K.
Clawback Policy
In August 2023, our Board adopted a new compensation recovery policy (the “Clawback Policy”) intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by Nasdaq rules and the SEC’s rules and regulations. The Clawback Policy requires us to recover certain incentive-based compensation (as defined in the Clawback Policy) paid or granted to our officers, and such additional employees as may be identified from time to time, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. For additional information, see the section entitled “Executive Compensation—Compensation Discussion and Analysis—Compensation Recovery Policy.”

Stockholder Engagement
Our Board values the input of our stockholders, and we are committed to maintaining constructive dialogue with our stockholders.
Stockholder Engagement Process

Before the Annual Meeting	At the Annual Meeting

•Discuss stockholder proposals (if any) •Publish our Annual Report, Proxy Statement, and Sustainability Report	•Conduct engagements with stockholders (as necessary) •Receive voting results for Board and stockholder proposals (if any)

After the Annual Meeting	Off-Season Engagement

•Discuss voting results from the Annual Meeting
•Review corporate governance trends, recent regulatory developments, and the Company’s own corporate governance documents, policies, and procedures
•Consider topics for discussions during off-season stockholder engagements

•One-on-one meetings between stockholders, our directors (if appropriate), and members of management
•Attend and participate in investor and corporate governance-related events
•Evaluate potential changes to the Board, corporate governance, and other relevant matters given stockholder feedback

In addition to our regular stockholder engagement efforts, we periodically hold discussions with many of our largest stockholders during scheduled events, including several investor conferences hosted throughout the year.

Stockholder Communications with the Board
Should stockholders wish to communicate with the Board or the independent directors as a group or any committee of the Board, such correspondences should be sent to the attention of the Chief Legal Officer, at 6340 Sequence Drive, San Diego, California 92121. All stockholder communications we receive that are addressed to our Board will be reviewed and compiled by our Chief Legal Officer and provided to the members of our Board, as appropriate and in accordance with our internal policies. Sales materials, abusive, threatening, or otherwise inappropriate materials and items unrelated to the duties and responsibilities of our Board will not be provided to our directors.

Committees of the Board and Meetings
Our Board maintains four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Governance Committee, and the Technology Committee. Each Committee operates pursuant to a written charter outlining the principal responsibilities of the committee that are available at https://investors.dexcom.com/corporate-governance.
Only directors deemed to be “independent” serve on the Audit Committee, Compensation Committee, Nominating and Governance Committee, and Technology Committee. However, our Board may create special committees from time to time and our current employee directors or those deemed not to be independent under applicable rules and guidelines may be appointed to serve on those special committees, as our Board may determine.
The following is a chart showing membership of each committee as of April 1, 2026, and meeting information for each of these committees during the fiscal year ended December 31, 2025, as well as a description of each committee and its functions.

Name	Age	Dexcom Director Since	Independent	Audit Committee	Compensation Committee	Nominating and Governance Committee	Technology Committee
Directors
Steven Altman	64	2013	✓		●	●
Dr. Euan Ashley	54	2025	✓			●	●
Nicholas Augustinos	67	2009	✓			◆
Richard Collins	69	2017	✓	●		●
Rimma Driscoll	53	2023	✓	●			●
Mark Foletta	65	2014	■	◆
Renée Galá	54	2025	✓	●	●
Bridgette Heller	64	2019	✓		◆
Jacob Leach	48	2026
Kyle Malady	59	2020	✓				◆
Rick Osterloh(1)	53	2026	✓		●		●
Kevin Sayer	68	2007
Total meetings in fiscal 2025				8	6	4	4
■ Lead Independent Director	◆	Committee Chairperson
✓ Independent Director	●	Committee Member
(1)Mr. Osterloh was appointed to the Board in February 2026.

Meetings of the Board of Directors; Director Attendance

Our Board met seven times during fiscal 2025. Each director attended 75% or more of the aggregate total of the Board and committee meetings for the period for which he or she was a director or committee member, as applicable, for fiscal 2025. In addition, pursuant to our Governance Principles, we encourage all of our directors and nominees for director to attend our annual meeting of stockholders. All directors serving at that time attended our annual meeting of stockholders in 2025.
2025 Average Board Meeting Attendance: 97%

Audit Committee

Current Members:
Mark Foletta (Chair)
Richard Collins
Rimma Driscoll
Renée Galá

Independence:
The members of our Audit Committee meet the independence requirements under Nasdaq and SEC rules and regulations.

Meetings:
8 meetings during fiscal 2025.

Attendance:
The average attendance for the current members of the Audit Committee in fiscal 2025 was 96%.

Responsibilities:
Our Audit Committee is responsible for, among other things:
•Overseeing our accounting and financial reporting processes and the audits of our financial statements;
•Overseeing the periodic reviews of the adequacy of our accounting and financial reporting processes and systems of internal control that are conducted by our independent auditors, our internal audit department and our financial and senior management;
•Reviewing and evaluating the independence, qualifications and performance of our independent auditors;
•Reviewing with management our major financial risk exposures and the steps management has taken to monitor or mitigate such exposures; and
•Facilitating communication among our independent auditors, our internal audit department, our financial and senior management and the Board.
Audit Committee Qualifications
Our Board has determined that Mr. Foletta qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. In addition, each member of our Audit Committee possesses the financial qualifications required of audit committee members set forth in applicable Nasdaq listing standards.

Compensation Committee

Current Members:
Bridgette Heller (Chair)
Steven Altman
Renée Galá
Rick Osterloh

Independence:
The members of our Compensation Committee meet the independence requirements under Nasdaq and SEC rules and regulations.

No member of the Compensation Committee has accepted directly or indirectly any consulting, advisory or other compensatory fee from Dexcom or any subsidiary thereof.

Meetings:
6 meetings during fiscal 2025.

Attendance:
The average attendance for the current members of the Compensation Committee in fiscal 2025 was 100%.

Responsibilities:
The Compensation Committee is responsible for, among other things, overseeing:
•The review and approval, or recommendation to the Board for approval, of all forms of compensation (including, without limitation, equity, incentive and non-equity compensation, and perquisites) of our executive officers and directors;
•Administration of our equity-based compensation plans; and
•The production of an annual report on executive compensation for use in our proxy statement.
In addition, the Compensation Committee evaluates the potential risks related to our compensation programs and periodically reviews the succession plans for senior management positions, concurrent with the authority of the Board with respect to succession planning. For a discussion of policies and procedures of the Compensation Committee, please see “Executive Compensation.”
Compensation Committee Interlocks and Insider Participation
None of the current members of our Compensation Committee, or any member that served during the fiscal year ended December 31, 2025, is or has been at any time an officer or employee of Dexcom. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.

Nominating and Governance Committee

Current Members:
Nicholas Augustinos (Chair)
Steven Altman
Dr. Euan Ashley
Richard Collins

Independence:
The members of our Nominating and Governance Committee meet the independence requirements under Nasdaq and SEC rules and regulations.

Meetings:
4 meetings during fiscal 2025.

Attendance:
The average attendance for the current members of the Nominating and Governance Committee in fiscal 2025 was 92%.

Responsibilities:
The Nominating and Governance Committee is responsible for, among other things:
•Overseeing the director nomination processes, including the desired qualifications, skills and characteristics of Board members, with a goal of developing a balanced, experienced and highly qualified Board;
•Reviewing the size, functions and needs of the Board and the committees thereof;
•Reviewing with management our major legal and compliance risk exposures and the steps management has taken to monitor or mitigate such exposures; and
•Overseeing the Company’s policies and programs concerning corporate social responsibility and sustainability.

Technology Committee

Current Members:
Kyle Malady (Chair)
Dr. Euan Ashley
Rimma Driscoll
Rick Osterloh

Independence:
All members of our Technology Committee are independent under Nasdaq and SEC rules and regulations.

Meetings:
4 meetings during fiscal 2025.

Attendance:
The average attendance for members of the Technology Committee in fiscal 2025 was 100%.

Responsibilities:
The Technology Committee is responsible for, among other things:
•Overseeing technology development and overseeing and advising the Board on matters of innovation, new product development and technology.
•Overseeing the Company’s information technology internal controls, cybersecurity, business continuity and disaster recovery programs, and the guidelines, policies and processes for monitoring and mitigating information technology and cybersecurity risks.

Board of Directors’ Role in Risk Oversight
The Board is ultimately responsible for overseeing our risk assessment and risk management. In fulfilling this oversight role, our Board focuses on understanding the nature of our enterprise risks, including our operations and strategic direction, as well as the adequacy of our risk management process and overall risk management system. While the full Board has overall responsibility for risk oversight, the Board has delegated oversight responsibility related to certain risks to the standing committees of the Board.

The Board

At its regularly scheduled meetings, the Board receives management updates and committee reports regarding business operations, financial results, committee activities, strategy, and discusses risks related to the business. Through management updates and committee reports, the Board monitors our risk management activities, including the enterprise risk management process and cybersecurity risks, risks relating to our compensation programs, and financial, legal and operational risks.

Audit Committee	Compensation Committee

The Audit Committee assists the Board in its oversight of risk management by discussing with management our guidelines and policies regarding financial risk management, including major risk exposures, and the steps management has taken to monitor or mitigate such exposure.
The Compensation Committee assists the Board by evaluating potential risks related to our compensation policies and practices, and human capital management programs.

Nominating and Governance Committee	Technology Committee

The Nominating and Governance Committee assists the Board in its oversight of our legal compliance policies, including our Insider Trading Policy, enterprise risk management, operating and compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, and assessment and management of environmental, sustainability and governance risks affecting our business.

The Technology Committee assists the Board in its oversight of our technology plans and strategies, cybersecurity and major information technology risk exposures and the steps management has taken to monitor or mitigate such exposures.

Our Information Security and Privacy Oversight Structure
Our Board is responsible for exercising oversight of management’s identification and management of, and planning for, risks from cybersecurity threats. While the full Board has overall responsibility for risk oversight, the Board has delegated oversight responsibility related to risks from cybersecurity threats to the Technology Committee. The Technology Committee reports to the Board as necessary with respect to its activities, including making such reports and recommendations to the Board and its other committees as necessary and appropriate and consistent with its purpose, described below. The Technology Committee, comprised of independent Board members, is responsible for reviewing cybersecurity, privacy, data protection and other major technology risk exposures of the Company, the steps management has taken to monitor and control such exposures, and the Company’s compliance with applicable cybersecurity and data privacy laws and industry standards. These reviews are provided at least annually. The Technology Committee receives management updates and reports, primarily through the Company’s Cybersecurity and Privacy Committee, a multidisciplinary team responsible for the overall governance, decision-making, risk management, awareness and compliance for cybersecurity and privacy activities across the Company.

We have established cybersecurity and privacy programs to maintain the confidentiality, integrity, availability, and privacy of protected information and ensure compliance with relevant security/privacy regulations, contractual requirements, and industry-standard frameworks. Our cybersecurity program includes annual review and assessment by external, independent third parties, who certify and report on these programs. For example, our Information Security Management System (ISMS) is certified as being in conformity with ISO/IEC 27001 by PRI Certification. We maintain cybersecurity and privacy policies and procedures in accordance with industry-standard control frameworks and applicable regulations, laws, and standards. All corporate cybersecurity policies are reviewed and approved by senior leadership at least annually as part of our ISMS. Our cybersecurity controls, which are the mechanisms in place to prevent, detect and mitigate threats in accordance with our policies and procedures, are based on the regulatory requirements to which we are subject and are monitored and tested both internally and externally by third parties at least annually. These controls include regular system updates and patches, employee training on cybersecurity and privacy requirements, incident reporting, and the use of encryption to secure sensitive information. In addition, we also regularly perform phishing tests of our employees and update our training plan at least annually. We maintain business continuity and disaster recovery capabilities to mitigate interruptions to critical information systems and/or the loss of data and services from the effects of natural or man-made disasters to Dexcom locations. We also provide annual privacy and security training for all employees. Our security training incorporates awareness of cyber threats (including but not limited to malware, ransomware and social engineering attacks), password hygiene, incident reporting process, as well as physical security best practices. These measures also include escalation protocols through which the Cybersecurity and Privacy Committee is informed about cybersecurity and incidents by our Information Security Office (ISO) and Product Security Officer (PSO), who are informed through our business units.
Our Corporate Strategy Oversight Structure
Our Board actively oversees management’s establishment and execution of corporate strategy, including major business and organizational initiatives, annual budget and long-term strategic plans, capital allocation priorities, potential corporate development opportunities, and risk management. Our objective is to remain a leading provider of glucose biosensors and related products to enable people with diabetes and those seeking to optimize metabolic health to more effectively and conveniently manage their glucose levels. We are also developing and commercializing products that integrate our CGM technologies into the insulin delivery systems or data platforms of our respective partners. In addition, we continue to pursue development partnerships with other insulin delivery companies, including automated insulin delivery systems, as well as other players in the disease management sector. The Board actively oversees our business strategies as we pursue these objectives.
The Board is regularly engaged with management on the Company’s strategy. At its regularly scheduled meetings and throughout the year, our Board receives information and formal updates from our management and actively engages with the senior leadership team with respect to our corporate strategy. Our Board’s diverse skill set and experience enhances its ability to support management in the execution and evaluation of our corporate strategy.

Corporate Sustainability Matters
Our Approach to Corporate Sustainability
We believe that effectively managing corporate sustainability risks and opportunities drives business success, and that advancing the interests of all our stakeholders – including people with diabetes and those seeking to optimize metabolic health, caregivers, employees, investors, and our communities – creates value for our stockholders. We do this by holding true to our core values: Listen, Think Big, Be Dependable, and Serve with Integrity. These values are at the heart of our sustainability activities. We also have provided disclosures in our 2025 sustainability report aligned to the Sustainability Accounting Standards Board Index for the Medical Equipment and Supplies industry and the Task Force on Climate-Related Financial Disclosures. We continue to work as an organization to advance our strategic corporate sustainability roadmap by pursuing key corporate sustainability workstreams, including preparing for the European Union’s Corporate Sustainability Reporting Directive (CSRD) that will require us to disclose certain social, governance and environmental information and data.
Corporate Sustainability Oversight
Given the importance of corporate sustainability to the long-term success of our business, our Board and its committees play a critical role in overseeing corporate sustainability matters.

Board of Directors
The Board is responsible for (i) oversight of corporate sustainability risks and opportunities and (ii) the integration of corporate sustainability into strategy, to the extent material to the business.

Nominating and Governance Committee
The Nominating and Governance Committee oversees and reviews our sustainability policies and programs, oversees and reviews our participation and visibility as a global corporate citizen, and assesses the management of and our performance on sustainability-related impacts, risks, and opportunities, including climate, affecting our business.

Corporate Sustainability Steering Committee
Our management-level Corporate Sustainability Steering Committee, which is comprised of the functional leads from our Commercial, Operations, Human Capital, Finance and Legal departments, is responsible for, among other things, setting the strategy with respect to sustainability to align with our mission and long-term strategy, taking into consideration environmental, social and economic dimensions (subject to direction from our CEO and oversight of the Nominating and Governance Committee), establishing programs, policies and practices to integrate sustainability into Dexcom’s strategy, and assisting the Nominating and Governance Committee in fulfilling its oversight responsibilities with respect to our performance and behavior for sustainability matters. The Corporate Sustainability Steering Committee reports to our CEO and provides periodic updates regarding our corporate sustainability programs, policies and practices to the Nominating and Governance Committee.

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation Philosophy and Process
The general philosophy of our Board is that annual compensation for non-employee directors should reward them for a year of service in fulfilling their oversight responsibilities. As described more fully below, non-employee director compensation is in the form of equity, specifically time-based restricted stock units (“RSUs”), in order to align further the long-term interests of our non-employee directors with those of our stockholders. We do not compensate our Chief Executive Officer or our Executive Chairman for Board service in addition to their regular employee compensation. For a discussion of Mr. Leach’s and Mr. Sayer’s compensation arrangements, please see “Executive Compensation - Compensation Discussion & Analysis”.
The Compensation Committee periodically evaluates the appropriate level and form of compensation for non-employee directors and recommends changes to our non-employee director compensation program, if any, to the Board when appropriate. The Compensation Committee considers the information, analysis and recommendations from the Compensation Committee’s independent consultant, which was Aon Hewitt Consulting Company (“Aon”) for fiscal 2025, including market data in connection with this evaluation when appropriate. Our Board reviews the Compensation Committee’s recommendations and then determines the amount of director compensation. Our Compensation Committee and Board assess pay relative to our peers and the market annually. In conducting that assessment for fiscal 2025, the Compensation Committee found that the per director average pay and total non-employee director compensation program generally were aligned with our peers’ practices.

Non-Employee Director Compensation Arrangements
Our Board reviewed the Compensation Committee’s recommendations and approved the compensation for our non-employee directors for 2025 as follows:

Director Compensation Elements	Value-Based Equity Award ($)
Initial Appointment Equity Grant	500,000
Annual Equity Retainer Grant	325,000
Additional Annual Equity Grant for Committee Service
Audit Committee Chair	27,500
Compensation Committee Chair	20,625
Nominating and Governance Committee Chair	20,625
Technology Committee Chair	20,625
Lead Independent Director	40,000
Audit Committee Member	12,500
Compensation Committee Member	10,000
Technology Committee Member	10,000
Nominating and Governance Committee Member	10,000
The number of RSUs granted to our directors is calculated based on the value-based equity award amounts per the table above and the average closing price of our common stock for the 30-trading day period ending on the 5th business day prior to the grant date. Initial equity grants to our non-employee directors vest over three years in equal annual installments from the grant date, subject to continued service to the Company. Annual equity grants to our non-employee directors are made at the Board meeting immediately following the annual meeting of stockholders and vest in one annual installment on the earlier of the one-year anniversary of the grant date or the date of the next annual meeting of stockholders, subject to continued service to the Company. The annual equity grant for general Board service will be prorated if a new non-employee director commences service less than 6 months prior to the next scheduled annual meeting of stockholders. Vesting of outstanding equity awards held by non-employee directors is accelerated in full upon a change in control of Dexcom.
All of our non-employee directors are reimbursed for their reasonable expenses in attending Board and committee meetings.

Non-Employee Director Stock Ownership Guidelines
Each non-employee director of our Board is required to hold a minimum number of shares of Dexcom stock with a value equal to two times his or her annual equity grant. Each non-employee director is required to acquire and thereafter maintain the required stock ownership within five years of becoming a member of the Board. Generally, ownership levels are determined by including stock acquired through open market purchases, shares vested and unvested pursuant to time-based RSUs. Non-employee directors may, however, sell enough shares to cover their income tax liability on vested equity awards. Non-employee directors who have met the guidelines are expected, absent unusual circumstances, to maintain compliance with their target ownership levels. All of our non-employee directors who have served five years or more on our Board are in compliance with the guidelines as of the Record Date.

2025 Director Compensation Table
During fiscal 2025, we did not pay or reimburse any expenses of our non-employee directors, except for reasonable expenses for attending Board and committee meetings. In addition, other than initial equity awards and annual retainers issued in the form of RSUs, we have not paid any other equity or non-equity compensation to our non-employee directors since 2011. The following table provides information for fiscal 2025 regarding all compensation awarded to each person who served as a non-employee director for some portion or all of fiscal 2025.

	Awarded during fiscal 2025	Unvested Shares as of December 31, 2025
Name	Stock Awards ($)(1)	Unvested RSUs (#)
Steven Altman	429,858	5,037
Dr. Euan Ashley(2)	503,985	7,166
Nicholas Augustinos	430,626	5,046
Richard Collins	433,015	5,074
Karen Dahut(3)	—	—
Rimma Driscoll	433,015	6,410
Mark Foletta	489,084	5,731
Renée Galá(4)	553,877	6,881
Bridgette Heller	430,626	5,046
Kyle Malady	443,085	5,192
Rick Osterloh(5)	—	—
Eric Topol, M.D.(6)	—	—
(1)These amounts reflect the grant date fair value of RSUs granted during fiscal 2025, computed in accordance with FASB ASC Topic 718. For a discussion of our valuation assumptions, see Note 1 and Note 8 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026. For fiscal 2025, the annual non-employee director RSU awards were granted on May 8, 2025, and subject to vesting on the earlier of the one-year anniversary of the grant date and the next scheduled annual meeting of stockholders.
(2)Dr. Ashley joined our Board in October 2025 and received an initial appointment equity grant of 7,166 RSUs on October 24, 2025.
(3)Ms. Dahut resigned from the Board in May 2025.
(4)Ms. Galá joined our Board in March 2025 and received an initial appointment equity grant of 5,720 RSUs on March 6, 2025. In addition, Ms. Galá also received an equity grant of 1,161 RSUs on May 8, 2025 related to her pro-rated annual equity retainer grant and service as a Compensation Committee and Audit Committee board member.
(5)Mr. Osterloh was appointed to the Board in February 2026.
(6)Dr. Topol was not renominated for election to the Board at the 2025 annual meeting of stockholders, and his term as a director ended in May 2025.

PROPOSAL NO. 2
Ratification of Independent Registered Public Accounting Firm

☑

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

The Audit Committee has selected Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for the fiscal year ending December 31, 2026 and is seeking ratification of such selection by our stockholders at the Annual Meeting. Deloitte has audited our financial statements since 2025. Representatives of Deloitte are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our Bylaws nor other governing documents or law require stockholder ratification of the selection of Deloitte as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of Deloitte to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte. Even if the selection is ratified, the Audit Committee in its discretion may direct the selection of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the company and our stockholders.
Ratification of the selection of Deloitte as our independent registered public accounting firm requires the affirmative “FOR” vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or represented by proxy at the Annual Meeting and are voted for or against the matter. Abstentions are not counted as votes “FOR” or “AGAINST” this proposal, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.
Change of Independent Registered Public Accounting Firm
On March 21, 2025, the Audit Committee dismissed Ernst & Young LLP (“EY”) as our independent registered public accounting firm. EY’s audit reports on our consolidated financial statements for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through March 21, 2025, (i) there were no “disagreements” (within the meaning set forth in Item 304(a)(1)(iv) of Regulation S-K) between the Company and EY on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreements in connection with their reports; and (ii) there were no “reportable events” (within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K). In accordance with Item 304(a)(3) of Regulation S-K, we requested that EY furnish us with a letter addressed to the SEC stating whether EY agrees with the above statements. EY furnished the requested letter, stating its agreement with such statements, and a copy is filed as Exhibit 16.1 to our current report on Form 8-K filed with the SEC on March 25, 2025. Representatives of EY are not expected to be present at the Annual Meeting.
On March 21, 2025, the Audit Committee approved the engagement of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2025. During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through March 21, 2025, neither we, nor anyone acting on our behalf, consulted Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report nor oral advice was provided to us that Deloitte concluded was an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event of the type described in Item 304(a)(1)(v) of Regulation S-K.

Principal Accountant Fees and Services
The following table provides information regarding the fees billed for professional services rendered by Deloitte for the fiscal year ended December 31, 2025, and EY for the fiscal year ended December 31, 2024. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended December 31,
	2025	2024
Audit Fees(1)	$2,954,495	$4,634,015
Audit-Related Fees	—	—
Tax Fees(2)	—	118,450
All Other Fees	—	—
Total Fees	$2,954,495	$4,752,465
(1)Audit Fees consist of professional services rendered in connection with the integrated audit of our consolidated financial statements and internal control over financial reporting, review of our interim consolidated financial statements included in quarterly reports, comfort letter procedures, and audit services rendered in connection with statutory and regulatory filings.
(2)Tax Fees relate to professional services rendered in connection with tax compliance, preparation of tax returns, and tax audits.

Pre-Approval Policies and Procedures
As set forth in the charter of the Audit Committee, the Audit Committee pre-approves the fees and other significant compensation to be paid to, and all audit and non-audit services provided by the independent registered public accounting firm. The Audit Committee may establish pre-approval policies and procedures, as permitted by applicable law, including without limitation policies that would allow the delegation of pre-approval authority to one or more members of the Audit Committee, provided that any pre-approval decision is reported to the Audit Committee at its next scheduled meeting.

Report of the Audit Committee of the Board
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Dexcom under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, unless and only to the extent that Dexcom specifically incorporates it by reference.
The Audit Committee reviewed and discussed with Dexcom’s management and Deloitte & Touche LLP the audited consolidated financial statements of Dexcom for the year ended December 31, 2025. The Audit Committee has also discussed with Deloitte & Touche LLP such matters as are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence from Dexcom.
Based on the reviews and discussion referred to above, the Audit Committee recommended to the Board that such audited consolidated financial statements be included in Dexcom’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC on February 12, 2026.

Audit Committee
Mark Foletta (Chair)
Richard Collins
Rimma Driscoll
Renée Galá

PROPOSAL NO. 3
Advisory Vote to Approve Named Executive Officer Compensation

☑
THE BOARD RECOMMENDS A VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF NAMED EXECUTIVE OFFICER COMPENSATION

As required by Section 14A of the Exchange Act, we are asking our stockholders to approve, on a non-binding advisory basis, the compensation of our CEO, our former CEO, our CFO, and the next three most highly compensated executive officers during fiscal 2025 (our “Named Executive Officers” or “NEOs”) for the year ended December 31, 2025, as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosure under “Compensation Discussion and Analysis” below, the compensation tables and the narrative disclosures following the compensation tables. This vote is commonly known as a “Say-on-Pay” vote.
This proposal is being submitted to enable stockholders to express views on the design and effectiveness of our compensation program for our Named Executive Officers. We are requesting that stockholders cast a non-binding advisory vote on the following resolution:
RESOLVED, that the compensation of the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K in this Proxy Statement (which disclosure includes the Compensation Discussion and Analysis, the compensation tables and the narrative disclosures that accompany the compensation tables) is hereby APPROVED by the Company’s stockholders, on a non-binding advisory basis.
We believe the compensation program for our Named Executive Officers was instrumental in helping us achieve strong performance in 2025, including generating a record full fiscal year 2025 revenue (“GAAP Revenue”) as reported in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026 (“Form 10-K”) of $4.66 billion, an increase of $629.0 million, or 16%, as compared to 2024, and an increase of $1.04 billion, or 29%, as compared to 2023.
We encourage stockholders to read the Compensation Discussion and Analysis section of this Proxy Statement, for a more detailed explanation of the compensation of the Named Executive Officers.
This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Consistent with the recommendation of our Board and the preference of our stockholders, as reflected in the non-binding advisory vote on the frequency of future Say-on-Pay votes held at our 2023 annual meeting of stockholders, we intend to hold a “Say-on-Pay” vote every year, which we believe will allow for a meaningful evaluation period of performance against our compensation practices. Accordingly, the next “Say-on-Pay” advisory vote is expected to be held at the 2027 annual meeting of stockholders. This policy will remain in effect until the next stockholder vote on the frequency of non-binding advisory votes on the compensation of our Named Executive Officers, which is expected to be held at the 2029 annual meeting of stockholders.
As an advisory vote, this proposal is not binding upon us. However, our Board and the Compensation Committee value the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.
Approval of the non-binding advisory vote on the compensation of the Company’s Named Executive Officers requires the affirmative “FOR” vote of the holders of a majority of the shares of stock entitled to vote thereon that are present in person or represented by proxy at the Annual Meeting and are voted for or against the matter. Abstentions and broker non-votes are not counted as votes “For” or “Against” this proposal, are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.
OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT. PROXIES RECEIVED BY THE COMPANY WILL BE VOTED FOR THIS PROPOSAL UNLESS OTHERWISE INSTRUCTED.

EXECUTIVE OFFICERS

The names of our executive officers, their ages, their positions with Dexcom, and other biographical information as of April 1, 2026, are set forth below:

Name	Age	Position
Jacob Leach	48	President and Chief Executive Officer
Kevin Sayer	68	Executive Chairman of the Board
Jereme Sylvain	46	Executive Vice President, Chief Financial Officer
Michael Brown	56	Executive Vice President, Chief Legal Officer
Jon Coleman	62	Executive Vice President, Chief Commercial Officer
Sadie Stern	51	Executive Vice President, Chief Human Resources Officer
The following is biographical information as of April 1, 2026, for our executive officers, with the exception of Kevin Sayer, our Executive Chairman of the Board, and Jacob Leach, our President and Chief Executive Officer, who are discussed above under “Proposal No. 1 Election of Directors - Nominee Director Biographies.”

Jereme Sylvain
Executive Vice President, Chief Financial Officer

Jereme Sylvain has served as our Chief Financial Officer since March 2021, and has served as our Chief Accounting Officer since March 2020. Prior to his role as Chief Financial Officer, Mr. Sylvain served as our Senior Vice President, Finance and Chief Accounting Officer since March 2020, and joined Dexcom in September 2018 as our Vice President, Finance and Corporate Controller. Prior to joining Dexcom, Mr. Sylvain held various positions at NuVasive, Inc., including Vice President, Corporate Controller and Chief Accounting Officer from August 2016 to September 2018 and Vice President, Corporate Controller from March 2014 to August 2016. Prior to joining NuVasive, Inc. Mr. Sylvain held the role of Senior Director, Finance with Thermo Fisher Scientific, where he was responsible for global accounting for the life sciences solutions group. Mr. Sylvain joined Thermo Fisher Scientific in February 2014, following its acquisition of Life Technologies Corporation. From July 2007 to February 2014, Mr. Sylvain held multiple finance and accounting roles at Life Technologies and its predecessor, Invitrogen Corporation. Prior to joining Invitrogen, Mr. Sylvain worked for the public accounting firm Ernst & Young LLP. Mr. Sylvain obtained his Certified Public Accounting license after receiving a B.A. in Finance from Arizona State University and a M.S. in Accountancy from the University of Notre Dame.

Michael Brown
Executive Vice President, Chief Legal Officer

Michael Brown is Executive Vice President and Chief Legal Officer at Dexcom, where he has worldwide responsibility for all legal and intellectual property matters. Before joining Dexcom in January 2022, Mr. Brown was a partner at DLA Piper, from January 2017 until January 2022, where he served as outside general counsel to companies, advised on important business and legal issues, assisted with corporate governance and executed mergers and acquisitions and financings. Prior to DLA Piper, he was a partner at Stradling Yocca Carlson & Rauth, where he represented emerging and public technology, life science and other growth companies. Prior to Stradling Yocca Carlson & Rauth, Mr. Brown served as outside General Counsel for several high-growth companies. Mr. Brown earned his J.D. from the University of Virginia School of Law and his B.A. from the University of Washington. Mr. Brown is a board member of Riding on Insulin, a non-profit organization that connects the global diabetes community through action sports.

Jon Coleman
Executive Vice President, Chief Commercial Officer

Jon Coleman has served as our Executive Vice President and Chief Commercial Officer since March 2025. From 2008 to 2023, Mr. Coleman held various roles at Masimo Corporation, a global medical technology company, including President, Worldwide OEM & Global Health from August 2020 to October 2023, President, Worldwide Sales, Professional Services, Medical Affairs, & OEM, from August 2017 to July 2020, President, Worldwide Sales, Professional Services, & Medical Affairs from March 2011 to July 2017, and President, International from August 2008 to February 2011. From October 2007 to August 2008, Mr. Coleman was President and Chief Executive Officer of You Take Control, Inc., a healthcare information technology start-up company. He served as General Manager, Americas of Taigus Group International, a supplier of mobile computing cases and accessories, from March 2006 to February 2007. From March 1994 to February 2006, he held progressive leadership positions with Pfizer, Inc., ultimately as its as Vice President and General Manager, Canada & Caribbean Region. Mr. Coleman holds a M.B.A. from Harvard Business School, and a B.A. in International Relations from Brigham Young University.

Sadie Stern
Executive Vice President, Chief Human Resources Officer

Sadie Stern has served as our Executive Vice President and Chief Human Resources Officer since September 2020. From October 2017 to September 2020, Ms. Stern was employed by 3D Systems Corporation, most recently as Executive Vice President, People and Culture. From January 2012 until October 2017, Ms. Stern served as Senior Director, Human Resources of Qualcomm. Ms. Stern has also worked at LG Electronics and The Walt Disney Company, and received a Bachelor of Arts in English from San Diego State University and a Masters of Arts in Higher Education from the University of Denver.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis
This Compensation Discussion and Analysis provides an overview of our executive compensation philosophy and programs, the compensation arrangements for our named executive officers (our “NEOs”) for the year ended December 31, 2025 (“fiscal 2025”), the material decisions the Compensation Committee of the Board (the “Compensation Committee”) made regarding those programs and arrangements during fiscal 2025, and the material factors considered in making those decisions. The Compensation Committee has the principal responsibility for overseeing all executive officer and director compensation, and in doing so establishes, implements and continually monitors adherence to our compensation philosophy and objectives.
Effective January 1, 2026, Jacob Leach became our President and Chief Executive Officer. Kevin Sayer, our Chairman, President and Chief Executive Officer since 2015, transitioned to the role of Executive Chairman on that date. The transition was the culmination of a succession planning process led by our independent directors. In connection with Mr. Leach’s appointment as Chief Executive Officer, and Mr. Sayer’s transition to Executive Chairman, after considering market data, internal equity, advice from its independent compensation consultant and other factors, the Compensation Committee adjusted the compensation of these two individuals as set forth below.
Our NEOs for fiscal 2025 are:

NAMED EXECUTIVE OFFICERS

Jacob Leach
President & Chief Executive Officer

Kevin Sayer
Executive Chairman

Jereme Sylvain
EVP, Chief Financial Officer

Michael Brown
EVP, Chief Legal Officer

Jon Coleman
EVP, Chief Commercial Officer

Sadie Stern
EVP, Chief Human Resources Officer

Fiscal 2025 Corporate Performance
Executive Summary
We are a medical device company primarily focused on the design, development and commercialization of CGM systems for the management of diabetes and metabolic health by patients, caregivers, and clinicians around the world. We received approval from the Food and Drug Administration, or FDA, and commercialized our first product in 2006. We launched our latest generation systems, the Dexcom G7 Continuous Glucose Monitoring System, or G7, in 2023, and the Dexcom G7 15 Day Continuous Glucose Monitoring System, or G7 15 Day, in late 2025. In August 2024, we launched Stelo, our biosensor designed for adults with prediabetes and Type 2 diabetes who do not use insulin, as the first over-the-counter glucose biosensor in the U.S.

Key Highlights(1) for fiscal 2025 include the following:

Reported Revenue	Gross Profit	Operating Income	Net Income

$4.66 billion	$2.80 billion	$911.8 million	$836.3 million
up 16% from 2024	up 15% from 2024	up 52% from 2024	up 45% from 2024

(1)The financial figures listed as key highlights are presented on a GAAP basis, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 12, 2026.

Financial Flexibility(1)

Cash, Cash Equivalents, & Short-term Marketable Securities	Working Capital	Operating Cash Flows	Available Line of Credit
$2.00 billion	$1.89 billion	$1.44 billion	$192.1 million

(1)The financial figures listed as financial flexibility are presented on a GAAP basis, as reported in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on February 12, 2026.

Our balance sheet remains strong, with $2.00 billion in cash, cash equivalents and short-term marketable securities as of December 31, 2025. This continues to provide us with significant financial and strategic flexibility to support our growth initiatives, including production capacity expansion and exploring new market opportunities.

Strategic Achievements

•	Announced broader coverage in the United States with the national formularies of the three largest pharmacy benefit managers now covering Dexcom CGM for anyone with diabetes
•	Launched Dexcom G7 15 Day CGM system in the United States
•	Received FDA clearance for Dexcom Smart Basal, becoming the first and only CGM-integrated basal insulin dosing optimizer

Fiscal 2025 Compensation Overview
Given the focus on reducing healthcare costs, trends in the healthcare industry and changing regulation, the pricing pressure from payors, and increased competition, we anticipated that it would be challenging to maintain a rapid rate of growth during fiscal 2025; nevertheless, we expected our business to achieve:
•substantial increases in revenue;
•increases to our operating income; and
•various performance goals to maintain and advance our technology advantage and commercial deployment.

When designing our fiscal 2025 executive compensation program, the Compensation Committee considered the program objectives set forth below, our fiscal 2025 budget, and the intense competition for executive talent within the medical technology and broader technology and life science sectors. The Compensation Committee’s overall objective was to compensate our executive officers, including our NEOs, in a manner that attracts, motivates and retains the caliber of individuals needed to manage and staff a demanding and high-growth business in a rapidly evolving, innovative and competitive industry. As a result, with respect to our executive compensation program, in fiscal 2025 the Compensation Committee:
•maintained our base salary and target total cash compensation levels for our NEOs generally within the market range of our compensation peer group;
•continued to allocate a meaningful proportion of target total cash compensation to our annual cash incentive award plan, which we refer to as our Management Bonus Plan (the “2025 Bonus Plan”);
•maintained adjusted revenue and non-GAAP operating margin as the company performance metrics in the 2025 Bonus Plan;
•maintained performance-based restricted stock units (“PSUs”) and time-based restricted stock units (“RSUs”) in our equity compensation program, which were granted based on expected future contributions of each executive officer, among other factors;
•maintained PSUs at 50% of our CEO’s and 30% of our other NEOs’ total target annual equity compensation to ensure alignment with continued company growth and stockholder return;
•maintained one-year adjusted revenue and three-year relative stockholder return as our metrics in our PSUs intended to drive company growth and stockholder return; and
•maintained strong governance policies and practices.
The charts below illustrate the target total annual direct compensation for Mr. Sayer, who served as our CEO for the majority of fiscal and the average target total annual direct compensation of our other NEOs that was at-risk or variable, for fiscal 2025. While Mr. Leach served, in addition to his other duties, as Dexcom’s interim principal executive officer effective September 14, 2025, his target total direct compensation for fiscal 2025 has been included in the average target total annual direct compensation of our other NEOs.

CEO
Compensation
Base Salary
Short-term Cash
Incentives
7%
9%
42%
42%
Long-term Equity
Incentives: PSUs
Long-term Equity
Incentives: RSUs
93% Variable Pay
Average Other NEO
Compensation
Base Salary
Short-term Cash
Incentives
9%
7%
14%
70%
Long-term Equity
Incentives: PSUs
Long-term Equity
Incentives: RSUs
91% Variable Pay
Base Salary
Short-Term Cash Incentives
Long-Term Equity Incentives: PSUs
Long-Term Equity Incentives: RSUs

Leadership Transitions
Jacob Leach
Effective May 9, 2025, Mr. Leach was promoted from Executive Vice President, Chief Operating Officer to President and Chief Operating Officer. In connection with this promotion, Mr. Leach’s annual base salary was increased to $800,000 and he became eligible to receive an annual cash performance bonus equal to 100% of his annual base salary. On July 25, 2025, the Board appointed Mr. Leach as President and Chief Executive Officer, and as a member of the Board, all effective as of January 1, 2026. Effective September 14, 2025, the Board appointed Mr. Leach to serve as Dexcom’s interim principal executive officer in addition to his other duties in connection with Mr. Sayer’s medical leave of absence described below. On December 19, 2025, in connection with Mr. Leach’s promotion to Chief Executive Officer, effective as of January 1, 2026, Mr. Leach entered into an offer letter with us with respect to his Chief Executive Officer role. The offer letter provides for an annual base salary of $1,150,000 and annual target bonus opportunity equal to 150% of his base salary. Pursuant to the terms of his offer letter, we also agreed to grant Mr. Leach RSUs with a grant date fair value of $7,500,000, vesting annually over the three years following the date of grant, subject to Mr. Leach’s continued service. Also pursuant to the terms of his offer letter, the Company agreed to grant Mr. Leach PSUs with a target fair value of $7,500,000, which are subject to vest if certain performance conditions established by the Compensation Committee are met, and subject to Mr. Leach’s continued service. These compensation components will be reported in the Company’s 2027 Proxy Statement, in the Compensation Discussion and Analysis covering 2026 executive compensation.
Mr. Leach currently serves as Chief Executive Officer and President, and a member of the Board, as well as Dexcom’s principal executive officer and principal operating officer.
Kevin Sayer
On July 25, 2025, Mr. Sayer notified the Board of his intent to retire from his role as Chief Executive Officer effective January 1, 2026. In connection with his retirement, on July 25, 2025, the Board appointed Mr. Sayer as Executive Chairman of the Board, effective January 1, 2026, to provide ongoing leadership and strategic guidance to the Company. Mr. Sayer took a medical leave of absence effective from September 14, 2025 to March 2, 2026. Upon his return, Mr. Sayer resumed his duties and responsibilities as Executive Chairman.
On February 27, 2026, Mr. Sayer entered into a letter agreement with us with respect to his role as Executive Chairman, effective March 2, 2026. The letter agreement provides for an annual base salary of $610,000. Pursuant to the terms of Mr. Sayer’s letter agreement, we also agreed to grant Mr. Sayer RSUs with a fair value of $2,350,000, vesting in full on March 8, 2027, subject to Mr. Sayer’s continued service. Mr. Sayer’s letter agreement further provides that his equity awards granted prior to the effective date of the letter agreement will continue to vest in accordance with the terms of such awards and that Mr. Sayer remains eligible to participate in the employee benefit plans that Dexcom offers to its other executives, except that Mr. Sayer will no longer be eligible to participate in the Company’s Amended and Restated Severance & Change in Control Plan as an executive officer. In addition, Mr. Sayer will not be eligible for an annual cash performance bonus during his period of employment as Executive Chairman. In approving Mr. Sayer’s post-transition compensation as Executive Chairman, the Board considered the value of continued strategic support and leadership continuity during the transition to a new CEO. These compensation components will be reported in the Company’s 2027 Proxy Statement, in the Compensation Discussion and Analysis covering 2026 executive compensation.
Jon Coleman
In March 2025, Mr. Coleman was hired as our Executive Vice President, Chief Commercial Officer. In connection with his appointment and following an analysis of competitive market practices, Mr. Coleman entered into an offer letter with us which provides for an annual base salary of $650,000, an annual cash performance bonus with a target equal to 75% of his annual base salary (which target annual bonus was pro-rated for fiscal 2025 based on Mr. Coleman’s period of service in fiscal 2025), and a new hire RSU award representing a number of shares of the Company’s common stock with a value of $5,000,000, vesting over four years in equal annual installments from the date of grant, subject to Mr. Coleman’s continued service.

Compensation Philosophy and Objectives
We have designed our executive compensation programs to support our near-term financial and strategic objectives and promote the long-term growth of our company, including long-term share price appreciation. Our compensation philosophy for all employees, including our executive officers, is to ensure that our compensation programs:
•motivate achievement of our key financial and strategic goals;
•relate directly to our corporate performance;
•align the interests of our executive officers with the interests of our stockholders;
•appropriately manage compensation-related risk within the context of our business; and
•provide a total compensation package that is competitive and enables us to attract, motivate, reward and retain talented executive officers and employees.
Different compensation elements are designed to reward short-term and longer-term performance with a common goal of improving outcomes and increasing value for our key constituencies—people with diabetes, those seeking to optimize metabolic health, healthcare providers, stockholders and our employees. We believe the compensation of our executive officers and employees should reflect our performance as an organization in attaining key financial and operating objectives established by our Board, as well as their performance as individuals. In addition, we strive to promote an ownership mentality among our employees, including our executive officers, which we believe is best achieved through our equity incentive programs. To achieve these objectives, an important aspect of our overall compensation philosophy is to emphasize equity and performance-based incentive compensation, which we believe best aligns the interests of our employees and our stockholders.

2025 Executive Compensation Policies and Practices at a Glance

WHAT WE DO	WHAT WE DO NOT DO

☑       Pay for Performance philosophy and culture
☑       Majority of pay is “at risk,” delivered via long-term equity and annual cash incentives
☑       Compensation Committee selects and engages its own independent advisor and all Compensation Committee members are independent directors
☑       Compensation Committee reviews external competitive market data when making compensation decisions and annually reviews our compensation peer group
☑       CEO is subject to a one-year post-vesting holding period on all time-based equity awards
☑       Stock ownership guidelines that apply to our executive officers and our board of directors
☑       Nasdaq-compliant compensation Clawback Policy
☑       Annual risk assessment of our compensation program
☑       Annual Say-on-Pay vote

☒       No pledging or hedging of Company securities
☒       No excessive perquisites
☒       No guaranteed minimum bonuses or equity awards
☒       No discounted stock options or stock appreciation rights
☒       Our A&R 2015 EIP prohibits the repricing of stock options or stock appreciation rights without stockholder approval
☒       No single trigger acceleration of vesting upon a change in control
☒       No excise tax gross-ups

Stockholder Advisory Vote on Executive Compensation
At our 2025 annual meeting of stockholders, our stockholders expressed support for our executive compensation program, with approximately 90% of the votes cast (excluding abstentions and broker non-votes) voting in favor of the compensation of our NEOs (commonly known as a “Say-on-Pay” vote).
The Compensation Committee reviewed the results of the Say-on-Pay vote when designing our fiscal 2025 executive compensation program, and concluded based on the results of such vote and the stockholders’ endorsement of our fiscal 2024 executive compensation program that our executive compensation program was operating as anticipated. The Compensation Committee will continue to consider stockholder feedback and the results of the company’s Say-on-Pay votes when making future compensation decisions for our NEOs.
A vote on the frequency of future Say-on-Pay votes (commonly known as a “Say-on-Frequency” vote) is required every six years, and as such, we currently expect to hold the next Say-on-Frequency vote at our 2029 annual meeting of stockholders.

Compensation Decision-Making Process
Role of Compensation Committee
The Compensation Committee oversees and approves the compensation of our NEOs, including establishing the performance metrics for our incentive plans.
As part of the decision-making process, the Compensation Committee reviews and considers:
•competitive market information and peer group data provided by Aon, its independent compensation consultant, for each NEO;
•executive officer performance during the prior year and objectives for the year ahead, together with the officer’s responsibilities and experience level; and
•our overall fiscal performance compared to our fiscal objectives and performance targets, strategic and operational performance and our stockholder returns.
The relative weight given to each of these factors varies with each individual at the discretion of the Compensation Committee.
Role of Management
Management provides data, analyses, input and recommendations to the Compensation Committee through our CEO, including a review of each executive officer’s performance and contribution during the prior year. Management also provides such data, analyses, input and recommendations directly to Aon. Our CEO, with the support of management representatives from our human resources, finance and legal departments, provides input on compensation levels and structures for the Compensation Committee to consider when determining each element of compensation. The Compensation Committee gives significant weight to our CEO’s evaluation of each executive officer’s performance and recommendations of appropriate compensation (other than the CEO’s own compensation). However, the Compensation Committee’s decisions are made by the Compensation Committee in its sole discretion. The Compensation Committee determines our CEO’s compensation, aided by input from Aon. Our CEO is not present during voting or deliberations on his compensation.
Role of Compensation Consultant
The Compensation Committee has engaged the Executive and Board Advisory practice of Aon plc (“Aon”), an independent compensation consultant, since fiscal 2022, including for fiscal 2025. In fiscal 2025, the Compensation Committee conducted an assessment of Aon’s independence pursuant to the SEC rules and Nasdaq listing standards and concluded that Aon’s work did not give rise to any conflict of interest.

Compensation Peer Group
As part of determining executive compensation for fiscal 2025, the Compensation Committee directed Aon to complete a competitive analysis of our executive compensation program. In connection with this analysis, Aon analyzed both publicly available data from the companies in our compensation peer group (as described below) and compensation survey data, while also obtaining historical data and insight into our previous compensation practices.
In its analysis, Aon used a peer group of publicly traded companies that are directly comparable in size and industry to ours, and which compete with us for valued employees in the medical device and technology and broader life science and technology sectors. In addition, the companies in this peer group are generally in similar stages of their business lifecycle within the medical or broader life science and technology sectors, and generally had similar annual revenues, annual revenue growth, market capitalization, and/or headcount.
This compensation peer group was updated and approved by the Compensation Committee in advance of making decisions with respect to fiscal 2025 executive compensation (the list below reflects peer group updates approved in 2024 to guide 2025 compensations decisions). The primary specific criteria used to review and update the peer group consisted of the following:

Compensation Peer Group Criteria

Revenue	Industry	Market Capitalization

Trailing twelve months revenue that, at the time of the analysis, generally fell within the range of 0.5 to 2.5 times our revenue.	Medical technology and device and broader high-growth life science and technology companies.	Market capitalization that, at the time of the analysis, generally fell within a range of 0.3 to 3.0 times our market capitalization.
Application of this criteria resulted in minor changes in the peer group, adding and removing companies outside the specific medical device industry that better reflect Dexcom’s size, value and growth. One company, Splunk Inc. (acquired by Cisco Systems, Inc), was removed from the peer group, and two companies were added, as indicated below. For fiscal 2025 compensation decisions, the compensation peer group approved by the Compensation Committee was comprised of the following companies:

Fiscal 2025 Peer Group Companies
Agilent Technologies, Inc.	IDEXX Laboratories, Inc.
Align Technology, Inc.	Illumina, Inc.
Amgen Inc.	Insulet Corporation
BioMarin Pharmaceutical Inc.	Intuitive Surgical, Inc.
Boston Scientific Corporation	Moderna, Inc.*
Docusign, Inc.	ResMed Inc.
Edwards Lifesciences Corporation	Veeva Systems Inc.
Exact Sciences Corporation	Workday, Inc.*
Hologic, Inc.	Zimmer Biomet Holdings, Inc.

* New peer group companies added for fiscal 2025.

Competitive Positioning
The Compensation Committee generally seeks to position each executive officer’s target total direct annual compensation to fall around the median range for comparable positions at the companies in our compensation peer group. In addition, the Compensation Committee generally structures our executive compensation program so that outstanding performance (as measured against our compensation plan measures and related target levels) generates total annual compensation within the median target range. On the other hand, our compensation program is generally structured so that achievement below our plans’ objectives generates total annual compensation below the median target range, which reflects the Compensation Committee’s pay-for-performance philosophy.
The Compensation Committee determines each element of an executive officer’s pay or target total direct compensation to acknowledge the value, experience and potential the officer brings to the role, as well as the officer’s ability and success in meeting key objectives and level of performance, and referencing market competitive levels based on the peer group. The differences in compensation levels among our executive officers are also informed by the differences in the range of compensation for similar positions at the companies in our compensation peer group. However, the Compensation Committee does not benchmark its compensation decisions to any particular level or against any specific member of the peer group. Rather, it uses the peer group data as a factor in determining the appropriate levels of total compensation and each individual compensation element for our executive officers. In addition to the peer group data, the Compensation Committee also considers market information from the Radford McLagan Compensation Database published compensation survey, which reflects the broader market in which we compete for talent.

Fiscal 2025 Compensation Elements
In fiscal 2025, the Compensation Committee designed our executive compensation program to focus our executive officers on leading our entire organization toward achieving both short-term and long-term strategic, financial and operational goals, and increasing stockholder value, without encouraging excessive risk-taking.
The table sets forth principal elements of compensation for our executive officers, including our NEOs.

Compensation Type	Description	Rationale

Base Salary (Cash)	Fixed cash compensation paid on a bi-weekly basis.
•Base salaries are intended to provide stable compensation to executive officers, enabling us to attract and retain skilled executive talent and maintain a stable leadership team.
•Designed primarily to be appropriate for our executive officers’ positions and responsibilities.
•Generally competitive with base salary levels in effect at peer group companies.

Annual Cash Bonus (Cash)	Annual cash bonus awards under the 2025 Bonus Plan that are contingent upon the achievement of annual financial and individual performance objectives.	•Motivates achievement of core short-term strategic and financial results.

Long-term Equity Incentives (Stock)	Equity incentives, in the form of RSUs and PSUs. PSUs include financial objectives and multi-year relative shareholder return metrics.
•Motivates and rewards significant company performance with particular focus on our revenue growth and multi-year value creation.
•Increases alignment of our executive officers’ interests with the long-term interests of our stockholders.
•Encourages our executive officers to behave like owners.
•Enables retention.

Consistent with our compensation philosophy and objectives described above, an executive officer’s total direct compensation is based upon our company’s overall performance and the performance of that individual executive officer. We do not have a pre-established policy or target for allocating between fixed and variable compensation, which includes short-term cash compensation and long-term equity compensation, or among the different types of variable compensation, although the allocation is influenced by the Compensation Committee’s assessment of the compensation practices of the companies in the compensation peer group and our short-term and long-term strategic objectives.
Base Salary
We provide our executive officers with a base salary to compensate them for services rendered during the fiscal year. The Compensation Committee determines the base salaries for our executive officers based in part on its review of the prevailing compensation practices in our compensation peer group and the following factors: the executive officer’s scope of responsibilities, experience, performance and objectives for the year. The Compensation Committee generally strives to set the base salaries for each of our executive officers at or around the median of our compensation peer group but maintains flexibility as warranted.
In March 2025, the Compensation Committee approved the fiscal 2025 base salaries for our executive officers, including the NEOs (other than Mr. Coleman who was hired in March 2025). The Compensation Committee, in addition to the considerations described above, approved salary increases based on the following factors: a review of competitive market practices presented by Aon, the Compensation Committee’s desire to retain and incentivize our executive talent in the highly competitive market in which we operate, the Compensation Committee’s assessment of the contributions of each of our Non-CEO NEOs toward Dexcom’s performance during 2024, and the Compensation Committee’s recognition of the growing responsibilities of our Non-CEO NEOs.

In March 2025, the Compensation Committee also approved the fiscal 2025 base salary of our then-CEO, Mr. Sayer, which resulted in a 5% increase from his fiscal 2024 salary. The Compensation Committee approved the salary increase as a result of the Compensation Committee’s assessment of Mr. Sayer’s contribution toward Dexcom’s performance during 2024 and its review of base salaries paid to CEOs of the companies in our compensation peer group relative to our compensation philosophy, which showed that Mr. Sayer’s base salary was in line with the median of our peer group.
Effective May 9, 2025, the Board of Directors approved the promotion of Mr. Leach from Executive Vice President, Chief Operating Officer to President and Chief Operating Officer, resulting in an additional 10% increase in his base salary to $800,000 during fiscal 2025.
All increases were made based on considerations of market data, company performance and individual performance and contribution.

Name	2025 Salary ($)	2024 Salary ($)	Change from 2024
Jacob Leach	800,000	693,347	15%	(1)
Kevin Sayer	1,223,250	1,165,000	5%
Jereme Sylvain	651,810	620,771	5%
Michael Brown	636,694	606,375	5%
Jon Coleman	650,000	—	N/A	(2)
Sadie Stern	575,791	548,372	5%

(1)Mr. Leach received an increase in base salary from $693,347 to $728,015 effective March 6, 2025. He received an additional increase to $800,000, effective May 9, 2025 as the result of his promotion to President and Chief Operating Officer.

(2)Mr. Coleman’s annual base salary is $650,000, which was negotiated in connection with his commencement of employment with us. His annual salary for the period employed, pro-rated to reflect his hire date of March 31, 2025 is $491,507.

2025 Performance-Based Cash Bonus
The Compensation Committee believes that a meaningful portion of the target total cash compensation for each executive officer should be based on short-term company performance pursuant to our annual bonus plan. Our 2025 Bonus Plan was adopted under the terms of our omnibus Incentive Bonus Plan, which was approved in March 2021. The 2025 Bonus Plan was intended to motivate our executive officers to achieve a combination of financial and individual performance objectives set by the Compensation Committee that were consistent with and supported our annual operating plan. The individual performance of each of our NEOs was based on a qualitative assessment and determined by the Compensation Committee (with input from the CEO for the other NEOs). Generally, the financial goals are developed through our annual financial planning process, during which management and the Compensation Committee assess our operating environment and build projections on anticipated results. Such target performance objectives are then reviewed and approved by the Compensation Committee and set forth in objective terms in the bonus plan, and may be based on annual financial and operational performance objectives established by our Board. For fiscal 2025, the Compensation Committee set an overall cap on annual cash bonus payouts of 200% of the total target payout opportunity for each NEO under the 2025 Bonus Plan.
Our Compensation Committee approved the 2025 Bonus Plan in March 2025 with the terms and conditions for the NEOs described below.
Non-GAAP Financial Measures
The “Compensation Discussion and Analysis” section of this Proxy Statement contains Non-GAAP financial measures, including Adjusted Revenue and Non-GAAP Operating Margin measured on a company-wide basis. A reconciliation of these Non-GAAP financial measures to their most directly comparable GAAP financial measures is included in Annex A.

2025 Executive Annual Cash Bonus Formula and Design
For fiscal 2025 and subject to the discretion of the Compensation Committee, each NEOs’ annual bonus was to be calculated by multiplying the NEO’s Target Annual Cash Bonus by the Financial Performance Multiplier, as discussed below. The resulting amount would then be adjusted up or down by the individual’s Individual Performance Multiplier for the year. The Individual Performance Multiplier would further increase the bonus amount to a maximum of 200% of the NEO’s target bonus or decrease the amount to zero.

2025 Bonus Plan Payout Formula

Base Salary(1)	x	Target Annual Cash Bonus %(2)	x	Financial Performance Multiplier	x	Individual Performance Multiplier	=	Annual Cash Bonus

(1)Based on the pro-rated salary earned for fiscal 2025.
(2)Based on the pro-rated target annual cash bonus % for fiscal 2025.

2025 Bonus Plan Key Terms	Definitions

Annual Cash Bonus
The annual cash bonus to be paid to the NEOs under the 2025 Bonus Plan determined by multiplying the Target Annual Cash Bonus by achieved Financial Performance Multiplier, and achieved Individual Performance Multiplier. The annual cash bonus could be prorated based on hire date, promotions or salary changes throughout the fiscal year.

Target Annual Cash Bonus	The target annual cash bonus is the NEO’s base salary multiplied by a percentage set by the Compensation Committee.

Financial Performance Multiplier	The multiplier applicable to the annual cash bonus opportunity based on the sum of the Financial Performance Components.

Financial Performance Components	The sum of the individual components that make up the Financial Performance Multiplier, which includes the Adjusted Revenue Component and the Non-GAAP Operating Margin Component.

Adjusted Revenue Component
The Adjusted Revenue Component is based on an adjusted revenue metric set by the Compensation Committee. Adjusted revenue is defined as reported revenue as filed in our Form 10-K with the SEC on February 12, 2026, excluding the effect of acquisitions/dispositions of subsidiaries or group of assets not contemplated in the budget and excluding the effect of foreign currency fluctuations relative to the budgeted rate (“2025 Adjusted Revenue”). The budget rate is the rate determined annually. See Annex A for a reconciliation to GAAP Revenue.

Non-GAAP Operating Margin Component	The Non-GAAP Operating Margin Component is based on Non-GAAP Operating Income as defined and calculated as set forth on Annex A divided by GAAP Revenue (“Non-GAAP Operating Margin”).

Individual Performance Multiplier
The Individual Performance Multiplier is based on the individual’s performance throughout the fiscal year and determined by the Compensation Committee. The Individual Performance Multiplier can increase the final Annual Cash Bonus payout up to a maximum of 200% or reduce it to a minimum of 0%.

Target Annual Cash Bonus
The Compensation Committee approved the 2025 Target Annual Cash Bonus percentages for our NEOs in March 2025. Target Annual Cash Bonus percentages were determined after reviewing compensation peer group and other market data presented by Aon. The Target Annual Cash Bonus percentages for each of our NEOs were as follows:

Name	2025 Target Annual Cash Bonus (%)(1)		2024 Target Annual Cash Bonus (%)
Jacob Leach	100%	(2)	75%
Kevin Sayer	140%		140%
Jereme Sylvain	75%		75%
Michael Brown	75%		75%
Jon Coleman	75%		N/A
Sadie Stern	75%		75%
(1)2025 Target Annual Cash Bonus percentages are as of December 31, 2025.
(2)In May 2025, the Compensation Committee approved an increase in the Target Annual Cash Bonus percentage from 75% to 100% for Mr. Leach as part of his promotion to President and Chief Operating Officer.
Financial Performance Multiplier
Achievement at the threshold, target, and maximum levels indicated above result in bonus pool funding with respect to the Financial Performance Components at 50%, 100%, and 175%, respectively. Achievement between threshold, target, and maximum is determined based on linear interpolation. If the threshold goal is not achieved for a Financial Performance Component, there is no payout for that measure and the total payout opportunity for each Financial Performance Component is capped at 175%.
In March 2025, the Compensation Committee approved the following components to constitute the Financial Performance Multiplier under the 2025 Bonus Plan.
•Adjusted Revenue Component was selected as the primary measure to determine annual cash bonuses since it is a key indicator of our growth in terms of customers and utilization of our products. No portion of the 2025 cash bonuses attributable to the Adjusted Revenue Component was to be paid unless we met a specified minimum 2025 Adjusted Revenue threshold level for fiscal 2025 of at least $4.30 billion. The Compensation Committee believed the 2025 Adjusted Revenue threshold to be challenging but achievable, requiring strong performance from each of our NEOs. The 2025 Adjusted Revenue Component achievement was $4.636 billion and therefore, the minimum threshold was met, as noted above.

•Non-GAAP Operating Margin Component was selected as a second key measure to determine the 2025 annual cash bonuses to provide our NEOs with an incentive to increase our operating income and operating income margin as we continue to work towards achieving and maintaining profitability. No portion of the 2025 annual cash bonuses attributable to the Non-GAAP Operating Margin Component was to be paid unless we met a specified minimum Non-GAAP Operating Margin threshold for fiscal 2025 of at least 18.0%. The Non-GAAP Operating Margin threshold was established at a level that the Compensation Committee believed was challenging but achievable, requiring the Non-GAAP Operating Margin to meaningfully grow, and would require strong performance by each of our executive officers. The 2025 Non-GAAP Operating Margin Component achievement was 20.8% and therefore, the minimum threshold was met, as noted above.
See Annex A for reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP.
Achievement below threshold for the Adjusted Revenue Component and Non-GAAP Operating Margin Component could result in no payout of the Annual Cash Bonus. However, the Compensation Committee retains discretion for bonus payouts if the performance achieved is below threshold.
Individual Performance Multiplier
Individual Performance Multipliers for each NEO (other than the CEO) are generally determined by the Compensation Committee after receiving our CEO’s evaluation of the other executive officers’ individual performance relative to goals and contributions throughout the year and our CEO’s recommendation regarding each officer’s individual performance multiplier. These individual objectives are generally tailored based on the executive’s role, responsibilities, and oversight. If the Individual Performance Multiplier determined for a NEO is zero, then the annual cash bonus may equal zero, regardless of the Financial Performance Multiplier achieved.
Actual Fiscal 2025 Bonus Performance
In February 2026, the Compensation Committee reviewed Dexcom’s performance in fiscal 2025 relative to the corporate objectives and components identified above. The Compensation Committee also reviewed each named executive officer’s individual performance based in large part on achievements in the functional department overseen by the respective named executive officer.
In determining Mr. Leach’s individual performance multiplier, the Compensation Committee considered the significant expansion of his responsibilities during 2025, including his promotion to President in May 2025 and his service as interim principal executive officer beginning in September 2025, while continuing to serve in his then-current leadership role. In light of his additional duties, the Compensation Committee determined that it was appropriate to recognize the scope and impact of his leadership under the existing bonus framework rather than through a separate interim promotion payment. The Compensation Committee also considered that Mr. Sayer’s 2025 annual bonus was pro-rated to reflect his medical leave of absence, such that the Company did not pay duplicative bonus compensation for the same period of service.
The following table presents information relating to the actual bonus paid under the 2025 Bonus Plan for each NEO:

Name	Salary ($)(1)	2025 Target Annual Cash Bonus (%)(2)	Target 2025 Bonus ($)	Actual 2025 Bonus Paid ($)(3)
Jacob Leach	768,962	100%	706,585	1,164,780
Kevin Sayer	1,213,515	140%	1,698,921	1,144,506
Jereme Sylvain	646,623	75%	484,967	465,568
Michael Brown	631,627	75%	473,720	454,771
Jon Coleman	491,507	75%	368,630	353,885
Sadie Stern	571,209	75%	428,407	411,270
(1)Represents salary earned for fiscal 2025, which is pro-rated based on hire date, promotions, or salary changes during the fiscal year.
(2)Represents Target Annual Cash Bonus percentage as of December 31, 2025. See the subsection entitled “Target Annual Cash Bonus” above for details of any adjustments to Target Annual Cash Bonus percentages during fiscal 2025.
(3)The product of the multipliers and the Target Annual Cash Bonus may not equal the actual bonus paid due to rounding.

Equity Awards Granted in 2025
Because of the direct relationship between the value of our equity awards and the fair market value of our common stock, we believe that granting RSUs and PSUs is the best method of motivating our executive officers in a manner that aligns their interests with our long-term strategic direction and the interests of our stockholders, and helps reduce the possibility that they make business decisions that favor short-term results or individual compensation at the expense of long-term value creation. In March 2025, the Compensation Committee determined that, for fiscal 2025, our then-CEO’s annual equity awards would be split between 50% RSUs and 50% PSUs (at target) and our other NEOs’ annual equity awards would be split between 70% RSUs and 30% PSUs (at target).
The Compensation Committee grants equity awards to our executive officers based upon prior performance, market data and the importance of retaining their services and with the goal of providing each executive officer with an incentive to manage from the perspective of an owner with an equity stake in the business to help us attain our long-term goals. The Compensation Committee also regards equity awards as a key retention tool.
The retentive aspect of our equity award program is a very important factor in our determination of the type of awards to grant and the number of shares underlying an equity award, due to the highly competitive market for experienced management in our industry. The Compensation Committee considers market data in addition to the number and value of vested and unvested equity awards currently held by our executive officers in determining the need for, and size of, additional awards. Typically, we grant equity awards to our executive officers shortly following their commencement of employment with us (“New Hire RSUs”) and annually in conjunction with the release of our fiscal year-end earnings results (“Annual RSUs” and “Annual PSUs”).
Consistent with prior years, in fiscal 2025, the Compensation Committee granted RSU and PSU awards to our NEOs. The PSUs motivate recipients to achieve key long-term financial and strategic goals. The RSUs are complementary to the PSUs because they have upside potential but deliver some value even during periods of market or stock price underperformance, providing a retention incentive and reinforcing an ownership culture and commitment to Dexcom. We grant a mix of annual RSU and PSU awards to NEOs, collectively referred to as total annual equity awards. The Compensation Committee has the authority to allocate off-cycle equity grants based on business needs.
In addition to annual equity awards, the Company made supplemental RSU awards to the NEOs, other than Mr. Sayer and Mr. Coleman. The Compensation Committee believed it was necessary to grant these supplemental awards in order to ensure continued execution against significant commercial, operational, and innovation priorities, and to maintain stability in the executive leadership team, particularly given the dynamic job market, including the difficult recruiting and retention landscape, and after considering recent executive departures. The awards were designed to address retention issues in the context of turnover at our Company and in our sector as well as general demand for qualified individuals in light of hiring by competitors and from newly public companies. In determining the size and scope of the supplemental awards the Compensation Committee considered the appropriate equity vehicle, as well as the impact on dilution and the Company’s burn rate. The supplemental awards were made in the form of RSUs that vest over a two-year period, with half of the RSUs subject to a supplemental award vesting on the first anniversary of the grant date and the remainder of the RSUs subject to the supplemental award vesting on a quarterly basis through the second year, in each case, subject to continued service to the Company.
New Hire RSUs granted to our NEOs at the time of hire vest over four years in equal annual installments from the date of grant. The target value of New Hire RSUs is determined based on individual negotiation and input from Aon. Annual RSU awards granted to our NEOs vest over three years in equal annual installments from the date of grant. PSUs are awarded annually to our NEOs and vest upon achievement of certain performances metrics (as certified by our Compensation Committee) and, continuous service. See the subsection below entitled “2025 PSU Awards” for information regarding the terms of the PSU awards.
Consistent with the considerations described above, based on the Compensation Committee’s (i) review of competitive market practices presented by Aon, (ii) desire to retain and incentivize our executive talent in the highly competitive market in which we operate, (iii) desire to recognize the growing responsibilities of our NEOs, and (iv) assessment of the contributions of each of our NEOs toward Dexcom’s performance during 2024, the Compensation Committee approved grants of RSUs and PSUs for fiscal 2025.

The following table illustrates the number of shares and value of our equity awards granted at target to our NEOs in fiscal 2025:

Name	Annual PSU Shares (#)(1)	Annual RSU Shares (#)(1)	New Hire RSU Shares (#)1)	Supplemental RSU Shares (#)1)	Total Equity Award Value ($)(2)
Jacob Leach	15,389	35,906	—	22,798	6,500,000
Kevin Sayer	85,490	85,490	—	—	15,000,000
Jereme Sylvain	15,389	35,906	—	22,798	6,500,000
Michael Brown	12,824	29,922	—	22,798	5,750,000
Jon Coleman(3)	—	—	68,738	—	5,000,000
Sadie Stern	12,824	29,922	—	22,798	5,750,000

(1)The number of shares awarded is determined by dividing the respective equity award value by the average stock price over 30 consecutive days as of five business days prior to the award’s grant date.

(2)The aggregate grant date fair value of these awards is reported in the “Stock Awards” column of the Summary Compensation Table in accordance with FASB ASC Topic 718.
(3)Mr. Coleman was hired on March 31, 2025. As such, he was not eligible for Annual RSUs or Annual PSUs for fiscal 2025. Mr. Coleman’s fiscal 2025 equity award was composed entirely of New Hire RSUs.
Our Board and the Compensation Committee believe our equity award structure ensures continued focus on the long-term value of our business, aligns the interests of our executive officers with those of our stockholders and helps to retain highly talented executives.
Overall, the Compensation Committee considered the management of our aggregate dilution in fiscal 2025 both with respect to our NEOs and our overall company budget and the need to maintain market competitive awards and reward performance when granting equity awards.

2025 PSU Award Formula and Design
The PSU award structure is described below.

PSU Award Formula(1)

Combined PSU Multiplier
Component	Target PSUs	X	Corporate Performance Multiplier	X	Relative TSR Performance Multiplier	=	Earned PSUs

CEO Weighting	50% of annual equity awards		0% - 160%		0% - 125%		0% - 200%

Other NEO Weighting	30% of annual equity awards		0% - 160%		0% - 125%		0% - 200%

(1)PSUs are awarded to all of our eligible executive officers, other than executive officers in their first year of service, who are eligible to receive New Hire RSUs instead.

PSU Award Key Terms		Definitions

Target PSUs
The number of PSUs awarded at target as a percentage of the NEO’s total annual equity award. Target assumes that the Corporate Performance Multiplier and the Relative TSR Performance Multiplier are achieved at 100%.

Earned PSUs		The number of PSUs earned after applying the unrounded Corporate Performance Multiplier and Relative TSR Performance Multiplier achieved.

Corporate Performance Metric		The Corporate Performance Metric is based on Adjusted Revenue over the applicable Corporate Performance Period (as provided in the table below).

Corporate Performance Multiplier		The multiplier applicable to the Target PSUs based on the Corporate Performance Metric achieved.

Relative TSR Performance Metric
The Relative TSR Performance Metric is the relative level of achievement of the Company’s total shareholder return (change in stock price plus dividends) (“TSR”) as compared to the TSR of the companies that comprise the Nasdaq Composite Index (“Index”) over the applicable Relative TSR Performance Period (as provided in the table below).

Relative TSR Performance Multiplier		The multiplier applicable to the Target PSUs based on the Relative TSR Performance Metric achieved.

Combined PSU Multiplier		The product of the Relative TSR Performance Multiplier and Corporate Performance Multiplier.

Grant Year	Corporate Performance Metric	Corporate Performance Period	Relative TSR Performance Period
2025	2025 Adjusted Revenue (1)	January 1, 2025 through December 31, 2025	January 1, 2025 through December 31, 2027

(1)2025 Adjusted Revenue is defined as reported revenue as filed in our Form 10-K with the SEC on February 12, 2026, excluding the effect of acquisitions/dispositions of subsidiaries or group of assets not contemplated in the budget and excluding the effect of foreign currency fluctuations relative to the budgeted rate (“2025 Adjusted Revenue”). The budget rate is the rate determined annually.

2025 PSU Awards (Certification in 2028)
In fiscal 2025, we granted the NEOs (other than Mr. Coleman) PSUs (the “2025 PSUs”) that would be earned upon achievement of both a one-year Adjusted Revenue Corporate Performance Metric (2025 Adjusted Revenue) and a three-year Relative TSR Performance Metric. The Compensation Committee concluded that the one-year performance period for the Adjusted Revenue performance metric along with a three-year Relative TSR component, which adds to the long-term nature of the program, provided an appropriate balance between shareholder interests and having sufficient line of sight to set aggressive goals that reward high-caliber performance.

•Corporate Performance Metric (2025 Adjusted Revenue). 2025 Adjusted Revenue was selected as the Corporate Performance Metric since it was a key indicator of our growth in terms of customers and utilization of our products. The Compensation Committee recognized that the Company has a unique opportunity in the market and only a brief window to take maximum advantage of it. The 2025 Adjusted Revenue metric was intended to focus executive officers on the Company’s critical priority of top line revenue growth, and incentivizes the CEO and other NEOs to grow the business and seize market share. It is measured over a one-year performance period in order to properly incentivize our leadership team and reward performance. The Compensation Committee recognizes that its annual bonus program and 2025 PSUs include overlapping metric but believes that securing market share and growing the top line are such key and important goals that these goals merited being included in both programs because expanding the Company’s installed customer base, increasing ongoing utilization of its products, broadening access and reimbursement, advancing international expansion, and supporting product launches will be key drivers of durable shareholder value creation, and focusing on revenue appropriately reinforces these priorities.
•Relative TSR Performance Metric. The three-year Relative TSR Performance Metric balances the one-year revenue goal with a longer-term stock price appreciation goal. The three-year Relative TSR Performance Metric is measured against the Nasdaq Composite Index, starting January 1 of the year the PSU award is granted and ending December 31 of the third year after the grant date. The Compensation Committee selected the comparison group of the Nasdaq Composite Index because it provides a broad, objective benchmark that includes many innovative and growth-oriented companies that compete for capital and talent with our Company.
The table below shows the range of Corporate Performance Metrics based on 2025 Adjusted Revenue levels and the corresponding multipliers applicable to the 2025 PSUs. If the level of Corporate Performance Metric achievement falls between two of the ranges set forth in the table below, the corresponding Corporate Performance Multiplier is determined on a straight-line interpolation basis. If the Corporate Performance Metric Achievement for the 2025 PSUs is less than the threshold amount specified by the Compensation Committee, no PSUs would be eligible to vest.

Range	Corporate Performance Metric Achievement (2025 Adjusted Revenue)	Corporate Performance Multiplier (as a Percentage of Target PSUs) (%)
Minimum	Less than $4.30 Billion	0%
Threshold	$4.30 Billion	40%
Target	$4.60 Billion	100%
Maximum	$4.90 Billion & Above	160%
The table below shows the multiplier applicable at each level of achievement under the Relative TSR Performance Metric over the applicable performance period. The target is at the 60th Percentile, requiring above median performance, which was intended to be rigorous and challenging. If the level of Relative TSR Performance Metric achievement falls between two of the levels set forth in the table below, the corresponding Relative TSR Performance Multiplier is to be determined on a straight-line interpolation basis. If the Relative TSR Performance Metric achievement is less than the 10th Percentile set forth in the table below, the Relative TSR Performance Multiplier would be zero and no PSUs would be eligible to vest, regardless of the level of achievement of the Corporate Performance Metric.

Relative TSR Performance Metric Achievement (Company Percentile Rank as Compared to Index Companies)	Relative TSR Performance Multiplier (as a Percentage of Target PSUs) (%)
Less than 10th Percentile (Minimum)	0%
10th Percentile (Threshold)	50%
30th Percentile	75%
60th Percentile (Target)	100%
90th Percentile & Above (Maximum)	125%

The achievement of the Corporate Performance Metric was measured and certified in the first quarter of 2026 and the achievement of the Relative TSR Performance Metric will be certified in the first quarter of 2028. The Earned PSUs will vest subject to the NEOs’ continued employment through certification by the Compensation Committee. Any Target PSUs that are not earned and vested at the time of certification or on the date of termination of employment shall automatically be forfeited, subject to the terms and conditions outlined in the section entitled “Severance and Change in Control Arrangements.
The table below shows the range of the multipliers to determine the hypothetical number of Earned PSUs:

PSU Multiplier Calculation	Minimum Multiplier (%)	Target Multiplier (%)	Maximum Multiplier (%)
Corporate Performance Multiplier	0%	100%	160%
Relative TSR Performance Multiplier	0%	100%	125%
Combined PSU Multiplier	0%	100%	200%
The table below shows the range of modifiers applicable to the 2025 PSUs based on the Corporate Performance Metric achieved in fiscal 2025:

2025 PSU Hypothetical Multipliers Based on Achieved Corporate Performance Metric

Corporate Performance Metric (1 year)		Relative TSR Performance Metric (3 years)
Fiscal 2025 Adjusted Revenue	Achieved Corporate Performance Multiplier	Range	TSR Percentile	Applicable TSR Performance Multiplier	Combined PSU Multiplier(1)

$4.636 Billion	107%	Minimum	<10th Percentile	0%	0%

		Target	60th Percentile	100%	107%

		Maximum	≥90th Percentile	125%	134%

(1)The product of the multipliers may not equal the total due to rounding on the achieved Corporate Performance Multiplier.
The table below shows the number of 2025 PSUs each NEO can earn at different levels of achievement based on a hypothetical level and PSUs that could be earned based on the Corporate Performance Metric achieved in fiscal 2025:

	Hypothetical PSUs at Target and Maximum Opportunity for Relative TSR and Corporate Performance Multipliers		PSUs Eligible to be Earned Based on Achieved Corporate Performance Multiplier at Target and Maximum Relative TSR Performance Multipliers
	Combined PSU Multiplier at 100%	Combined PSU Multiplier at 200%	Combined PSU Multiplier at 107%	Combined PSU Multiplier at 134%
Name	PSUs at Target Relative TSR and Target Corporate Performance Multipliers (#)	PSUs at Maximum Relative TSR and Maximum Corporate Performance Multipliers (#)	PSUs at Target Relative TSR and Achieved Corporate Performance Multipliers (#)	PSUs at Maximum Relative TSR and Achieved Corporate Performance Multipliers (#)
Jacob Leach	15,389	30,778	16,467	20,622
Kevin Sayer	85,490	170,980	91,475	114,557
Jereme Sylvain	15,389	30,778	16,467	20,622
Michael Brown	12,824	25,648	13,722	17,185
Jon Coleman	—	—	—	—
Sadie Stern	12,824	25,648	13,722	17,185
Health and Welfare Benefits
Except for certain severance and change in control agreements and the eligibility to participate in our executive non-qualified deferred compensation plan, each as described below, our executive officers are not entitled to any health and welfare benefits that are not otherwise available to all of our employees. In addition, we do not provide pension arrangements, or maintain non-qualified defined benefit plans, post-retirement health coverage (aside from COBRA benefits), or similar benefits for our executive officers. Our health and insurance plans are consistent for all employees.

Perquisites and Other Personal Benefits
We limit the perquisites and other personal benefits that we make available to our executive officers in an effort to conserve our financial resources. While we do not view perquisites or other personal benefits as a significant component of our executive compensation program, we provide limited perquisites for business-related purposes or that are necessary for the security of our executive officers.
In addition, we provide for personal security arrangements for our executive officers that the Compensation Committee believes are reasonable and necessary. We do not consider these security measures to be a personal benefit to our executives, but instead appropriate expenses for the benefit of the Company that arise out of the employment responsibilities of our executive officers and that are necessary to their job performance and to ensure the safety of our executive officers and their families. In determining to authorize these security arrangements, the Company evaluated the need to respond to specific incidents and threats.
Further, there are times when we have determined it is appropriate for an executive’s spouse or other guests to attend events related to our business. On certain of those occasions, we will pay for the travel and entertainment expenses of the executive’s spouse or guest and will typically provide a tax gross up on the imputed income attributed to the spouse or guest’s travel or entertainment. We provide these limited perquisites and personal benefits in order to further our goal of attracting and retaining our executive officers. The value of these personal benefits is included in the executive officer’s income as required for tax purposes. For example, in 2025, we paid for Mr. Sayer’s spouse to attend the Company’s annual Circle of Excellence awards ceremony for top producing sales and other employees as well as for the related tax gross-up.
The costs of these security and travel benefits are reported in the “All Other Compensation” column of the “Summary Compensation Table” below.
In the future, we may provide other perquisites or other personal benefits to our Named Executive Officers when we believe it is appropriate and beneficial to our company’s business to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective, and for security, recruitment, motivation, or retention purposes. Future practices with respect to perquisites or other personal benefits for executives will be subject to review and approval by the Compensation Committee.

Post-Employment Compensation
Severance & Change in Control Plan
Our Amended and Restated Severance and Change in Control Plan (the “Severance & Change in Control Plan”), adopted in May 2023, provides for specified payments and benefits if an NEO’s employment is terminated for a reason other than for cause, death or disability, or if the executive officer’s employment is terminated by the executive officer for good reason within 12 months of a change of control.
The Severance & Change in Control Plan is designed to facilitate our ability to attract and retain our executive officers as we compete for talent in a market where such protections are commonly offered. Further, the plan enables us to avoid the loss and distraction of key management personnel that may occur if such key personnel are concerned about their job security in connection with actual or rumored corporate changes, and to help us attract and retain qualified executives who could have other job alternatives that may appear to them to be less risky without these arrangements.
The post-employment payments and benefits described in the section entitled “Severance and Change in Control Arrangements” below are designed to ease an executive officer’s transition due to an unexpected employment termination by us due to changes in our employment needs, as well as a termination of employment following a change in control of our Company. The material terms of our Severance & Change in Control Plan were determined following recommendations from Aon with the intention of aligning these provisions with those of our peer companies and offering competitive compensation programs. Our Severance & Change in Control arrangements encourage our executive officers to remain focused on our business in the event of rumored or actual fundamental corporate changes.

We believe the structure of the Severance & Change in Control Plan protects stockholder value by allowing us the opportunity to deliver an intact and motivated management team to any potential acquirer. If we did not offer any benefits in connection with a change in control, our executive officers could be less motivated to pursue a potential acquisition or continue working for us during a transition after an acquisition, even if such a transaction would benefit our stockholders, because of the possibility that they would lose the potential value of their unvested equity compensation or future cash compensation upon an acquisition. As a result, we believe that these benefits further incentivize our executive officers to continue to create value for us and our stockholders.
The amounts payable upon a NEO’s termination of employment or upon a change in control of our Company have been calculated on an estimated basis and are set forth in the section entitled “Severance and Change in Control Arrangements” below.
On February 27, 2026, Mr. Sayer, our former CEO, entered into a letter agreement with the Company setting forth the terms of his employment as Executive Chairman, effective as of March 2, 2026. Pursuant to the terms of the letter agreement, Mr. Sayer will no longer be eligible to participate in the Company’s Amended and Restated Severance & Change in Control Plan as an executive officer.

Stock Ownership Guidelines and CEO Holding Requirement
To further align the interests of our executive officers with our stockholders, we have adopted stock ownership guidelines which were most recently amended in 2023. Our stock ownership guidelines require our CEO and our other executive officers to retain ownership of a material amount of our common stock within three years of becoming an executive officer, as follows:

Position	Multiple of Annual Base Salary
CEO	6x
Other Executive Officers	3x
Ownership levels are determined by including shares of common stock owned directly as well as shares underlying unvested time-based RSUs. In addition, shares constructively owned by the executive officer (through a spouse, dependent children and or/trust) do count towards the ownership requirement. Notwithstanding the foregoing, executive officers may sell enough shares to cover their income tax liability on vested equity awards.
As of April 1, 2026, all of our NEOs who have served three years or more as executive officers, including the CEO, were in compliance with these stock ownership guidelines. Executive officers are expected, absent unusual circumstances, to maintain compliance with their target ownership levels.
In addition, our CEO is required to retain all shares received as a result of the settlement of any RSUs, net of any applicable tax withholdings, for a period of no less than twelve months from the date of such settlement. Notwithstanding the foregoing, the CEO may sell shares that are held for less than twelve months to cover any tax payments relating to such equity awards that the CEO is required to make. In addition, the Compensation Committee may waive the twelve-month requirement for sales made by the CEO in response to a financial, medical or other personal emergency. This holding requirement further aligns our CEO’s interests with the long-term interests of our stockholders and is in addition to the requirement for the CEO to maintain stock ownership equal to six times his annual salary.

Insider Trading Policy; Anti-Hedging
Our Insider Trading Policy, among other things, establishes periods of time during which employees, including our executive officers, may and may not trade shares of our common stock. In addition, it also prohibits our employees, including our executive officers and the non-employee directors from acquiring, selling, or trading in any interest or position relating to the future price our securities, such as a put option, a call option or a short sale (including a short sale “against the box”). We do not allow employees, officers or directors to hedge our equity securities. For additional information, see “Corporate Governance - Anti-Hedging.”

Compensation Risk Controls
Aon collaborates with management to conduct an annual review of our compensation-related risks. The risk assessment conducted during fiscal 2025 did not identify any significant compensation-related risks and concluded that our compensation program is well designed to encourage behaviors aligned with the long-term interests of stockholders. Aon also found an appropriate balance in fixed versus variable pay, cash and equity, corporate, business unit, and individual goals, financial and non-financial performance measures, and formulas and discretion. Finally, it was determined that there are appropriate policies and controls in place to mitigate compensation-related risk.

Compensation Recovery Policy
In August 2023, our Board adopted a new compensation recovery policy (“Clawback Policy”) intended to comply with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act, as implemented by Nasdaq rules and the SEC’s rules and regulations. The Clawback Policy requires us to recover certain incentive-based compensation (as defined in the Clawback Policy) paid or granted to our officers, and such additional employees as may be identified from time to time, in the event we are required to prepare an accounting restatement due to our material noncompliance with any financial reporting requirement under the securities laws. The policy requires each person covered thereby to reimburse or forfeit to us all incentive-based compensation received by them prior to the restatement that exceeds the amount they would have received had their incentive-based compensation been calculated based on the financial restatement. The recovery period extends up to three completed fiscal years prior to the date that it is, or reasonably should have been, concluded that we are required to prepare a restatement. The Clawback Policy applies to incentive-based compensation that is received (as defined in the Clawback Policy) after the effective date of the applicable Nasdaq rules. Per applicable requirements, the Clawback Policy is enforced without consideration of responsibility or fault or lack thereof. The full text of the Clawback Policy is included as Exhibit 97.1 to our Annual Report on Form 10-K for the year ended December 31, 2023.

Tax and Accounting Considerations
As a general matter, while our Compensation Committee considers tax deductibility as one of several relevant factors in determining executive compensation, it retains the flexibility to design and maintain executive compensation arrangements that it believes will attract and retain executive talent, even if such compensation is not deductible by the Company for federal income tax purposes.
Accounting Considerations
We follow FASB ASC Topic 718 for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board, including stock options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Committee Report
The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of Dexcom under the Securities Act or the Exchange Act unless and only to the extent that Dexcom specifically incorporates it by reference.
The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Bridgette Heller (Chair)
Steven Altman
Renée Galá
Rick Osterloh

SUMMARY OF EXECUTIVE COMPENSATION

2025 Summary Compensation Table
The following table presents compensation information for each of the three years ended December 31, 2025, 2024 and 2023, awarded to, earned by or paid to our CEO, our former CEO, our CFO, and the next three other most highly compensated executive officers during fiscal 2025. We refer to these executive officers as our “Named Executive Officers” or “NEOs” elsewhere in this Proxy Statement.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jacob Leach President & Chief Executive Officer(4)	2025	768,962		—	5,936,062	(5)	1,164,780	116,156	7,985,960
	2024	682,498		—	5,229,163		—	10,610	5,922,271
	2023	625,053		—	3,648,340		656,305	8,325	4,938,023
Kevin Sayer Executive Chairman(6)	2025	1,213,515		—	13,853,723		1,144,506	70,854	16,282,598
	2024	1,157,254		—	14,536,111		—	135,432	15,828,797
	2023	1,092,822		—	12,486,939		1,988,948	143,535	15,712,244
Jereme Sylvain EVP, Chief Financial Officer	2025	646,623		—	5,936,062	(5)	465,568	29,649	7,077,902
	2024	609,323		—	5,229,163		—	12,626	5,851,112
	2023	533,599		—	3,127,182		560,279	33,840	4,254,900
Michael Brown EVP, Chief Legal Officer	2025	631,627		—	5,242,495	(5)	454,771	14,963	6,343,856
	2024	596,886		—	4,357,659		—	10,350	4,964,895
	2023	546,647		—	3,127,182		660,077	8,886	4,342,792
Jon Coleman EVP, Chief Commercial Officer(7)	2025	491,507	(8)	—	5,831,045		353,885	68,858	6,745,295
Sadie Stern EVP, Chief Human Resources Officer(9)	2025	571,209		—	5,242,495	(5)	411,270	28,157	6,253,131
	2024	539,791		—	4,357,659		—	11,038	4,908,488
(1)These amounts reflect the aggregate grant date fair value of stock awards (including RSUs and PSUs) granted during fiscal years 2023, 2024 and 2025 computed in accordance with FASB ASC Topic 718 rather than an amount paid to or actually realized by the applicable NEO. For a discussion of our valuation assumptions, see Note 1 and Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026. PSU grant amounts reflected in the “Stock Awards” column are calculated (i) assuming the target level of the Corporate Performance Metric applicable to each PSU was probable of being achieved on the date of grant, and (ii) utilizing a Monte Carlo simulation valuation model to reflect the likelihood of the achievement of the Relative TSR Performance Multiplier applicable to each PSU on the date of grant. The fair value of the PSUs granted in each fiscal year, assuming achievement of the maximum performance level (200% of target), are: (i) for fiscal year 2025, Mr. Leach, $2,733,086; Mr. Sayer, $15,183,024; Mr. Sylvain, $2,733,086; Mr. Brown, $2,277,542; Mr. Coleman, $0 and; Ms. Stern, 2,277,542; (ii) for fiscal year 2024, Mr. Leach, $3,410,990; Mr. Sayer, $15,790,872; Mr. Sylvain, $3,410,990; Mr. Brown, $2,842,491; and Ms. Stern, $2,842,491; and (iii) for fiscal year 2023, Mr. Leach, $1,570,215; Mr. Sayer, $13,457,363; Mr. Sylvain, $1,345,934; and Mr. Brown, $1,345,934.
(2)The amounts in this column represent bonuses awarded for services performed during the applicable fiscal year under the Bonus Plan. Annual bonuses earned during a fiscal year are generally paid in the first quarter of the subsequent fiscal year. Pursuant to applicable SEC rules, the annual cash bonuses earned under the Bonus Plan, by our NEOs are set forth under the caption “Non-Equity Incentive Plan Compensation.” Other bonuses, such as sign-on bonuses and other discretionary bonuses, are listed separately in the column captioned “Bonus.” A description of amounts earned under the 2025 Bonus Plan is included in the section above entitled “Compensation Discussion and Analysis—Fiscal 2025 Compensation—Fiscal 2025 Compensation Elements—2025 Executive Annual Cash Bonus Formula and Design.” Amounts reflect amounts actually paid.

(3)Amounts representing All Other Compensation for the fiscal year ended 2025 are detailed within the table below:

Name	Perquisites or Personal Benefits ($)		Security Costs ($)(1)	Reimbursement of Taxes Owed ($)		Other ($)(2)	Total All Other Compensation ($)
Jacob Leach	—		105,379	—		10,777	116,156
Kevin Sayer	13,913	(3)	42,587	14,354	(3)	—	70,854
Jereme Sylvain	—		19,149	—		10,500	29,649
Michael Brown	—		4,463	—		10,500	14,963
Jon Coleman	—		58,358	—		10,500	68,858
Sadie Stern	—		18,752	—		9,405	28,157
(1)Represents personal security arrangements paid by us. While we do not consider personal security measures to be a personal benefit, but instead appropriate expenses for the benefit of the Company that arise out of our executives’ employment responsibilities and that are necessary to his or her job performance and to ensure the safety of our executives and their family, SEC regulations require the costs of certain personal security arrangements to be reported as personal benefits. See “Compensation Discussion and Analysis-Fiscal Year 2025 Compensation Elements-Perquisites and Other Personal Benefits” for additional discussion of these security arrangements.
(2)These amounts represent matching contributions on the NEO’s behalf under our 401(k) Plan and miscellaneous other amounts.
(3)The amount of $13,913 represents travel, meal and other expenses considered to be taxable income associated with the attendance of the executive’s spouse at certain company Company’s events, including the Company’s annual Circle of Excellence awards ceremony. The related tax gross-ups of $14,354 are disclosed under the column “Reimbursements of Taxes Owed.”
(4)Effective May 9, 2025, Mr. Leach was promoted from Executive Vice President, Chief Operating Officer to President and Chief Operating Officer. On July 25, 2025, the Board appointed Mr. Leach as President and Chief Executive Officer, and as a member of the Board, effective as of January 1, 2026. Effective September 14, 2025, the Board appointed Mr. Leach to serve as Dexcom’s interim principal executive officer in addition to his other duties in connection with Mr. Sayer’s medical leave of absence described above. Mr. Leach currently serves as Chief Executive Officer and President, and a member of the Board, as well as Dexcom’s principal executive officer and principal operating officer.
(5)In addition to annual stock awards (including RSUs and PSUs), supplemental retention RSU awards were also granted on March 8, 2025. The supplemental retention RSU awards vest over a two-year period, with half of the RSUs subject to a supplemental award vesting on the first anniversary of the grant date and the remainder of the RSUs subject to the supplemental award vesting on a quarterly basis through the second year, in each case, subject to continued service to the Company.
(6)On July 25, 2025, Mr. Sayer notified the Board of his intent to retire from his role as Chief Executive Officer effective January 1, 2026. In connection with his retirement, on July 25, 2025, the Board appointed Mr. Sayer as Executive Chairman of the Board, effective January 1, 2026, to provide ongoing leadership and strategic guidance to the Company. Mr. Sayer took a medical leave of absence effective from September 14, 2025 to March 2, 2026. Upon his return, Mr. Sayer resumed his duties and responsibilities as Executive Chairman.
(7)Mr. Coleman joined Dexcom in March 2025, and accordingly had no compensation history with us prior to fiscal 2025.
(8)Represents Mr. Coleman’s pro-rated annual base salary for 2025 of $650,000, based on his period of service in fiscal 2025.
(9)Ms. Stern became a named executive officer for the first time in fiscal 2024, therefore information is not provided with respect to fiscal 2023.
In response to Item 402(x)(1), we do not currently grant stock options, SARs, or similar option-like instruments to our NEOs or other employees or service providers. If in the future we anticipate granting stock options, SARs, or similar option-like instruments, we will establish a policy regarding how the Board of Directors determines when to grant such awards and how the Board of Directors or the Compensation Committee will take material nonpublic information into account when determining the timing and terms of such awards.

Grants of Plan-Based Awards for 2025
The following table provides information with regard to potential performance-based cash bonuses paid or payable in fiscal 2025 under our 2025 Bonus Plan and equity awards granted under our A&R 2015 EIP to each NEO during fiscal 2025:

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(4)			All Other Stock Awards: Number of RSUs Granted (#)		Grant Date Fair Value of Stock Awards ($)(5)
Name	Grant Date	Grant Approval Date	Threshold ($)(1)	Target ($)(2)	Maximum ($)(3)	Threshold (#)	Target (#)	Maximum (#)
Jacob Leach
Performance-Based Cash Bonus			—	706,585	1,413,170	—	—	—	—		—
Annual PSUs	3/8/2025	3/6/2025	—	—	—	3,078	15,389	30,778	—		1,366,543
Annual RSUs	3/8/2025	3/6/2025	—	—	—	—	—	—	35,906	(6)	2,794,923
Supplemental RSUs	3/8/2025	3/6/2025	—	—	—	—	—	—	22,798	(7)	1,774,596
											5,936,062
Kevin Sayer
Performance-Based Cash Bonus			—	1,698,921	3,397,842	—	—	—	—		—
Annual PSUs	3/8/2025	3/6/2025	—	—	—	17,098	85,490	170,980	—		7,591,512
Annual RSUs	3/8/2025	3/6/2025	—	—	—	—	—	—	85,490	(6)	6,262,211
											13,853,723
Jereme Sylvain
Performance-Based Cash Bonus			—	484,967	969,934	—	—	—	—		—
Annual PSUs	3/8/2025	3/6/2025	—	—	—	3,078	15,389	30,778	—		1,366,543
Annual RSUs	3/8/2025	3/6/2025	—	—	—	—	—	—	35,906	(6)	2,794,923
Supplemental RSUs	3/8/2025	3/6/2025	—	—	—	—	—	—	22,798	(7)	1,774,596
											5,936,062
Michael Brown
Performance-Based Cash Bonus			—	473,720	947,440	—	—	—	—		—
Annual PSUs	3/8/2025	3/6/2025	—	—	—	2,565	12,824	25,648	—		1,138,771
Annual RSUs	3/8/2025	3/6/2025	—	—	—	—	—	—	29,922	(6)	2,329,128
Supplemental RSUs	3/8/2025	3/6/2025	—	—	—	—	—	—	22,798	(7)	1,774,596
											5,242,495
Jon Coleman
Performance-Based Cash Bonus			—	368,630	737,260	—	—	—	—		—
New Hire RSUs	5/22/2025	3/19/2025	—	—	—	—	—	—	68,738	(8)	5,831,045

Sadie Stern
Performance-Based Cash Bonus			—	428,407	856,814	—	—	—	—		—
Annual PSUs	3/8/2025	3/6/2025	—	—	—	2,565	12,824	25,648	—		1,138,771
Annual RSUs	3/8/2025	3/6/2025	—	—	—	—	—	—	29,922	(6)	2,329,128
Supplemental RSUs	3/8/2025	3/6/2025	—	—	—	—	—	—	22,798	(7)	1,774,596
											5,242,495
(1)The threshold payout amount under the 2025 Non-Equity Incentive Plan (also referred to as the 2025 Bonus Plan) could be zero as the Individual Performance Multiplier has no minimum amount payable for a certain level of performance under the plan. As such, if the Individual Performance Multiplier is zero, then the annual cash bonus may equal zero, regardless of the Financial Performance Multiplier achieved. Refer to “Compensation Discussion and Analysis—Fiscal 2025 Compensation Elements—2025 Management Bonus Plan” for more information. For illustrative purposes, the threshold payout amount reported in the table above is based on achieving 0% of the total target payout opportunity.

(2)The target payout amount under the 2025 Bonus Plan is based on achieving 100% of the total target payout opportunity.
(3)The maximum payout amount under the 2025 Bonus Plan is based on achieving 200% of the total target payout opportunity.
(4)Represents the hypothetical payments possible under our NEOs’ respective 2025 PSUs awards as described in the section entitled “Compensation Discussion and Analysis—Fiscal 2025 Compensation Elements—Equity Awards” as of the grant date of such awards. The 2025 PSUs are earned upon achievement of both the Corporate Performance Metric over the 2025 Corporate Performance Period based on 2025 Adjusted Revenue and the Relative TSR Performance Metric over the 2025 Relative TSR Performance Period. The 2025 PSUs are also subject to vesting conditions including the applicable NEO’s continued employment through the date of certification by the Compensation Committee following the end of the 2025 Relative TSR Performance Period. The 2025 PSUs will not be earned if either the achieved Corporate Performance Multiplier or Relative TSR Performance Multiplier is below the threshold.
(5)These amounts reflect the grant date fair value of the PSUs and RSUs granted during fiscal 2025 computed in accordance with ASC Topic 718. For a discussion of our valuation assumptions, see Note 1 and Note 8 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on February 12, 2026. Amounts reported for the PSU awards reflect the grant date fair value of the PSUs, assuming that the target level of the Corporate Performance Metric was probable of being achieved on the date of grant and utilizing a Monte Carlo simulation valuation model to reflect the likelihood of the achievement of the Relative TSR Performance Multiplier on the date of grant.
(6)Represents Annual RSU awards that vest over three years in equal annual installments from the date of grant, subject to continued service to the Company.
(7)Represents supplemental retention RSU awards that vest over a two-year period, with half of the RSUs subject to a supplemental award vesting on the first anniversary of the grant date and the remainder of the RSUs subject to the supplemental award vesting on a quarterly basis through the second year, in each case, subject to continued service to the Company.
(8)Represents New Hire RSU awards that vest over vest over four years in equal annual installments from the date of grant, subject to continued service to the Company.

Outstanding Equity Awards at December 31, 2025
The following table provides information regarding outstanding equity awards held by each NEO as of December 31, 2025. Information regarding potential acceleration of certain equity awards for the NEOs is provided under the heading “Potential Payments Upon Termination or Change in Control” below.

Name	Grant Date	Type	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Jacob Leach	3/8/2023	RSU	8,465	(2)	561,822	—		—
	3/8/2023	PSU	8,310	(3)	551,535	—		—
	3/8/2024	RSU	17,368	(2)	1,152,714	—		—
	3/8/2025	RSU	35,906	(2)	2,383,081	—		—
	3/8/2025	PSU	—		—	15,389	(4)	1,021,368
	3/8/2025	RSU	22,798	(5)	1,513,103	—		—
			92,847		6,162,255	15,389		1,021,368

Kevin Sayer	3/9/2023	RSU	18,140	(2)	1,203,952	—		—
	3/9/2023	PSU	71,218	(3)	4,726,739	—		—
	3/8/2024	RSU	34,461	(2)	2,287,177	—		—
	3/8/2025	RSU	85,490	(2)	5,673,971	—		—
	3/8/2025	PSU	—		—	85,490	(4)	5,673,971
			209,309		13,891,839	85,490		5,673,971

Jereme Sylvain	3/8/2023	RSU	7,256	(2)	481,581	—		—
	3/8/2023	PSU	7,123	(3)	472,754	—		—
	3/8/2024	RSU	17,368	(2)	1,152,714	—		—
	3/8/2025	RSU	35,906	(2)	2,383,081	—		—
	3/8/2025	PSU	—		—	15,389	(4)	1,021,368
	3/8/2025	RSU	22,798	(5)	1,513,103	—		—
			90,451		6,003,233	15,389		1,021,368

Michael Brown	3/8/2022	RSU	12,040	(6)	799,095	—		—
	3/8/2023	RSU	7,256	(2)	481,581	—		—
	3/8/2023	PSU	7,123	(3)	472,754	—		—
	3/8/2024	RSU	14,474	(2)	960,639	—		—
	3/8/2025	RSU	29,922	(2)	1,985,923	—		—
	3/8/2025	PSU	—		—	12,824	(4)	851,129
	3/8/2025	RSU	22,798	(5)	1,513,103	—		—
			93,613		6,213,095	12,824		851,129

Jon Coleman	5/22/2025	RSU	68,738	(6)	4,562,141	—		—

Name	Grant Date	Type	Number of Shares That Have Not Vested (#)		Market Value of Shares That Have Not Vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)(1)
Sadie Stern	3/8/2023	RSU	7,256	(2)	481,581	—		—
	3/8/2023	PSU	7,123	(3)	472,754	—		—
	3/8/2024	RSU	14,474	(2)	960,639	—		—
	3/8/2025	RSU	29,922	(2)	1,985,923	—		—
	3/8/2025	PSU	—		—	12,824	(4)	851,129
	3/8/2025	RSU	22,798	(5)	1,513,103	—		—
			81,573		5,414,000	12,824		851,129
(1)The market value of unvested equity awards as of December 31, 2025 is calculated by multiplying the number of shares subject to such awards by the closing price of our common stock on the Nasdaq Global Select Market on the last trading day of our fiscal year ended December 31, 2025, which was $66.37.
(2)Represents Annual RSU awards that vest over three years in equal annual installments from the date of grant, subject to continued service to the Company.
(3)Represents the number of shares earned and certified by our Compensation Committee. In January 2026, the Compensation Committee approved and certified the Earned PSUs with respect to the PSUs granted to our executive officers in fiscal 2023 based on the Corporate Performance Metric achieved over the applicable performance period, and Relative TSR Performance Metric achieved over the 2023 Relative TSR Performance Period, with vesting subject to the executive officer’s continuous service to the Company through the 2023 PSU certification date.
(4)Represents the number of shares based on target achievement of the 2025 PSU’s Corporate Performance Multiplier of 100% and target achievement of the Relative TSR Performance Multiplier of 100%. The Earned PSUs will vest subject to the NEOs’ continued employment through the date of certification by our Compensation Committee following the last day of the 2025 TSR Performance Period.
(5)Represents supplemental retention RSU awards that vest over a two-year period, with half of the RSUs subject to a supplemental award vesting on the first anniversary of the grant date and the remainder of the RSUs subject to the supplemental award vesting on a quarterly basis through the second year, in each case, subject to continued service to the Company.
(6)Represents New Hire RSU awards that vest over four years in equal annual installments from the date of grant, subject to continued service to the Company.

2025 Option Exercises and Stock Vested
The following table shows stock awards to our NEOs that vested during fiscal 2025. No options were exercised by our NEOs during fiscal 2025.

	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Jacob Leach	33,246	2,662,563
Kevin Sayer	125,543	10,492,234
Jereme Sylvain	28,587	2,283,921
Michael Brown	26,533	2,065,329
Jon Coleman	—	—
Sadie Stern	27,139	2,171,209
(1)The value realized on vesting is determined by multiplying (i) the number of shares that vested during fiscal 2025, times (ii) the closing price of our common stock on the Nasdaq Global Select Market on the applicable vesting date.

Executive Nonqualified Deferred Compensation Plan
On May 31, 2019, our Board of Directors adopted an executive deferred compensation plan, with an effective date of April 1, 2019.
The executive deferred compensation plan is a non-qualified deferred compensation plan that allows eligible executives, including each of our NEOs, to defer receipt of taxable income and thereby defer income taxes to assist in saving for retirement. Under the executive deferred compensation plan each eligible executive is permitted to elect to defer receipt of up to 75% of such executive’s base salary and up to 100% of such executive’s annual cash bonus. Dollar amounts that are deferred are credited to an executive’s plan account and are notionally invested in investments selected by such executive from among those the plan administrator offers, and the account is credited with the gains or losses from such investment. Additionally, we reserve the right to make discretionary or matching credits to such accounts, in our sole discretion, and if made, such credits would be subject to vesting conditions determined by the plan administrator. We did not offer any discretionary or matching credits to any such accounts in fiscal 2025. The plan is “unfunded,” which means there are no specific assets set aside by us in connection with the plan. Upon the executive’s separation from us, the amount in such executive’s account is paid either in a single lump sum or in equal annual installments over a period of up to ten years, based on the payment election made by the executive at the time the payment was initially deferred.
The following table provides information about contributions to, aggregate earnings and account balances under our executive deferred compensation plan by our NEOs in fiscal 2025:

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(3)
Jacob Leach	—	—	—	—	—
Kevin Sayer	—	—	—	—	—
Jereme Sylvain	232,784	—	188,987	—	1,124,704
Michael Brown	1,166	—	195,805	—	1,245,477
Jon Coleman	—	—	—	—	—
Sadie Stern	342,992	—	139,822	—	965,002
(1)Reflects the portion of the NEO’s salary that were deferred and contributed to the NEOs’ deferred compensation plan and deferred annual cash bonus payments earned for fiscal 2025 and are included in the Summary Compensation Table under “Salary” and “Non-Equity Incentive Plan Compensation,” respectively, for fiscal 2025.
(2)Represents net amounts credited to the respective account in fiscal 2025 as a result of performance of the investment vehicles in which prior year deferrals were deemed invested. These amounts do not represent preferential or above-market earnings and thus are not reported in the Summary Compensation Table.
(3)The aggregate balance includes $280,139 for Mr. Sylvain, $45,043 for Mr. Brown, and $142,150 for Ms. Stern of compensation reported in the “Summary Compensation Table” in prior years.

Severance and Change in Control Arrangements
Severance & Change in Control Plan
On May 18, 2023, our Board adopted the Amended and Restated Severance & Change in Control Plan (the “Severance Plan”) that provides certain severance benefits to our NEOs, other executive officers, and certain other designated employees in the event of their termination from the Company. The Severance Plan was adopted by the Compensation Committee, upon review of the recommendation of Aon with respect to aligning the severance benefits we offer with those of Dexcom’s peer companies, and in order to ensure that we are offering an appropriately competitive compensation program. All of our executive officers are eligible to participate in the Severance Plan, other than Mr. Sayer, our Executive Chairman.
Under the terms of the Severance Plan, each NEO (other than Mr. Sayer) is eligible to receive certain payments and benefits upon a Qualifying Termination (as defined below).
Outside of Change in Control Period. If a Qualifying Termination occurs outside of a Change of Control Period (as defined below) then, subject to the Severance Conditions (as defined below), the NEO will be entitled to the following severance benefits:

Severance Benefit Type	Chief Executive Officer	Other Named Executive Officers
Months of Base Salary(1)(2)	24 months	12 months
Multiple of Prorated Target Bonus(2)(3)	1x multiplier	1x multiplier
Reimbursement of Continued Health Coverage under the Consolidated Omnibus Budget Reconciliation Act (“COBRA”)	Up to 24 months(4)	Up to 12 months(5)
(1)Based on the NEO’s base salary in effect as of the date of the Qualifying Termination.
(2)To be paid in a lump sum.
(3)Annual target bonus to be prorated based on the number of days the executive is employed by us during the bonus performance period.
(4)The benefit termination date will be the earliest of (i) 24 months, (ii) the date the CEO receives similar coverage from another employer, or (iii) expiration of the CEO’s continuation coverage under COBRA.
(5)The benefit termination date will be the earliest of (i) 12 months, (ii) the date the NEO receives similar coverage from another employer, or (iii) expiration of the executive continuation coverage under COBRA.
During a Change in Control Period. If a Qualifying Termination occurs within a Change in Control Period then, subject to the Severance Conditions, the NEO will be entitled to the following severance benefits:

Severance Benefit Type	Chief Executive Officer	Other Named Executive Officers
Months of Base Salary(1)(2)	36 months	24 months
Multiple of Annual Target Bonus(2)	3x multiplier	2x multiplier
Reimbursement of Continued Health Coverage	Up to 36 months(3)	Up to 24 months(4)
Equity Vesting Acceleration(5)	100%	100%
(1)Based on the NEO’s base salary in effect as of the date of the Qualifying Termination.
(2)To be paid in a lump sum.
(3)The benefit termination date will be the earliest of (i) 36 months, (ii) the date the executive receives similar coverage from another employer, or (iii) expiration of the executive continuation coverage under COBRA.
(4)The benefit termination date will be the earliest of (i) 24 months, (ii) the date the executive receives similar coverage from another employer, or (iii) expiration of the executive continuation coverage under COBRA.
(5)100% vesting acceleration of the NEO’s then-outstanding and unvested equity awards, provided that, if an equity award is to vest only based on the satisfaction of performance criteria, then, the equity award will vest as set forth in the applicable equity award agreement(s).
Under the Severance Plan, our obligation to make any severance payments or provide vesting acceleration upon a Qualifying Termination is expressly conditioned upon the NEO’s execution and delivery of a general release and waiver of all claims within 60 days following the NEO’s Qualifying Termination (the “Severance Conditions”).
A “Qualifying Termination” means (i) a termination by the Company of the NEO’s employment for any reason other than Cause, death or Disability (with each of “Cause” and “Disability” as defined in the Severance Plan) or (ii) if upon or within twelve months following a Change in Control (as defined in the Severance Plan), a voluntary resignation by the NEO of his or her employment for Good Reason (as defined in the Severance Plan).

A “Change in Control Period” means the period commencing three months prior to a Change in Control (as defined in the Severance Plan), only if after the date of execution of a definitive agreement providing for a Change in Control such transaction is consummated, and ending twelve months following a Change in Control.
The acceleration provisions of the PSUs granted in 2023 and 2025 are described separately below.
2023 and 2025 PSUs
The PSU Award Agreements for the PSUs granted to the NEOs in 2023 and 2025, that were outstanding as of December 31, 2025, provide for the following treatment upon a Change in Control (as defined in the PSU Award Agreements):

PSU Grants	PSU Grant Date		Beginning of Corporate and Relative TSR Performance Period	End of the Corporate Performance Period	End of the Relative TSR Performance Period
2023 PSU	3/8/2023	(1)	1/1/2023	12/31/2023	12/31/2025
2025 PSU	3/8/2025		1/1/2025	12/31/2025	12/31/2027

(1)The 2023 PSU Grant Date for the CEO was March 9, 2023 and the 2023 PSU Grant Date for all other NEOs was March 8, 2023.
If the Change in Control occurs prior to the end of the Corporate Performance Period, the number of earned PSUs will be equal to the number of PSUs that would be earned based on the target level of Corporate Performance Multiplier multiplied by the Relative TSR Performance Multiplier based on Relative TSR Performance Metric from the beginning of the Relative TSR Performance Period, through the closing of the Change in Control.
If the Change in Control occurs after the end of the Corporate Performance Period, but prior to the end of the Relative TSR Performance Period, the number of earned PSUs will be equal to the number of PSUs that were earned based on the achieved Corporate Performance Multiplier multiplied by the Relative TSR Performance Metric based on Relative TSR Performance Metric from the beginning of the Relative TSR Performance Period through the closing of the Change in Control.
The number of PSUs so earned in connection with a Change in Control will be treated like unvested RSUs under the Severance Plan. In addition, pursuant to the terms of the PSU Award Agreements, if an acquirer refuses to assume, convert, replace or substitute such earned PSUs upon a Change in Control, 100% of such earned PSUs will accelerate on the Change in Control.

Potential Payments Upon a Termination or Change in Control
The following table illustrates the potential payments and benefits that each of our NEOs would have been entitled to receive pursuant to the Severance Plan in event of a Qualifying Termination that occurs: (i) within a Change of Control Period and (ii) outside of a Change of Control Period.
In each case, the information is provided assuming a December 31, 2025 termination date, and, where applicable, using the closing price of our common stock of $66.37 on the Nasdaq Global Select Market on the last trading day of our fiscal year ended December 31, 2025. The table is merely an illustrative example. The amounts that would actually be paid upon a termination of employment can only be determined at the time of such termination, based on the facts and circumstances then prevailing.

	Cash Severance ($)(1)	Non-Equity Incentive Pay ($)(2)	PSUs ($)(3)	RSUs ($)(4)	Continuation of Medical Benefits ($)(5)	Total ($)
Jacob Leach(6)
Termination Reason:
Qualifying Termination (No Change of Control)	800,000	706,585	—	—	27,024	1,533,609
Qualifying Termination and Change of Control (Double Trigger)	1,600,000	1,413,170	1,503,015	5,610,721	54,048	10,180,954
Kevin Sayer(7)
Termination Reason:
Qualifying Termination (No Change of Control)	2,446,500	1,698,921	—	—	38,262	4,183,683
Qualifying Termination and Change of Control (Double Trigger)	3,669,750	5,096,763	10,012,313	9,165,100	57,393	28,001,319
Jereme Sylvain
Termination Reason:
Qualifying Termination (No Change of Control)	651,810	484,967	—	—	27,024	1,163,801
Qualifying Termination and Change of Control (Double Trigger)	1,303,620	969,934	1,424,234	5,530,479	54,048	9,282,315
Michael Brown
Termination Reason:
Qualifying Termination (No Change of Control)	636,694	473,720	—	—	27,024	1,137,438
Qualifying Termination and Change of Control (Double Trigger)	1,273,388	947,440	1,265,676	5,740,341	54,048	9,280,893
Jon Coleman
Termination Reason:
Qualifying Termination (No Change of Control)	650,000	368,630	—	—	19,906	1,038,536
Qualifying Termination and Change of Control (Double Trigger)	1,300,000	737,260	—	4,562,141	39,812	6,639,213
Sadie Stern
Termination Reason:
Qualifying Termination (No Change of Control)	575,791	428,407	—	—	27,024	1,031,222
Qualifying Termination and Change of Control (Double Trigger)	1,151,582	856,814	1,265,676	4,941,247	54,048	8,269,367
(1)Based on the NEO’s base salary in effect as of the date of termination under the terms of the Severance Plan, as described above.
(2)Represents a multiple of the target bonus payout under the 2025 Bonus Plan under the terms of the Severance Plan, as described above.
(3)Represents the value of accelerated vesting of outstanding 2023 PSU and 2025 PSU awards based on actual achievement of the Corporate Performance Multiplier of each PSU multiplied by the Relative TSR Performance Multiplier calculated as of December 31, 2025 under the terms of the PSUs and the Severance Plan.

(4)Represents the value of accelerated vesting of all outstanding RSUs of the NEO under the terms of the Severance Plan.
(5)Amounts shown include continuation of employer paid medical, dental, and vision premiums under COBRA, as applicable under the terms of the Severance Plan. The amounts associated with health benefits are calculated using 2025 enrollment rates.
(6)For purposes of the above table, Mr. Leach’s payments and benefits have been determined based on the provisions of the Severance Plan that apply to NEOs other than our Chief Executive Officer, as Mr. Leach’s appointment to the position of Chief Executive Officer was effective as of January 1, 2026.
(7)For purposes of the above table, Mr. Sayer’s payments and benefits have been determined based on the provisions of the Severance Plan that apply to our Chief Executive Officer, as Mr. Sayer’s appointment to the position of Executive Chairman was effective as of January 1, 2026. Pursuant to a letter agreement entered into with us on February 27, 2026, Mr. Sayer is no longer be eligible to participate in the Severance Plan as an executive officer in connection with his service as Executive Chairman.

Pay versus Performance
As required by Item 402(v) of Regulation S-K, we are providing the following disclosure regarding executive compensation paid to our current principal executive officer and former principal executive officer (“PEOs”), our NEOs other than our PEOs (the “Other NEOs”), and company performance for the fiscal years listed below. Our Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown. For further information concerning our pay-for-performance philosophy and how we structure our executive compensation to drive and reward performance, refer to “Executive Compensation—Compensation Discussion and Analysis.”
The amounts shown below are calculated in accordance with Item 402(v) of Regulation S-K.

							Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for Jacob Leach $(1)	Summary Compensation Table Total for Kevin Sayer $(1)	Compensation Actually Paid to Jacob Leach $(1)(2)(3)	Compensation Actually Paid to Kevin Sayer $(1)(2)(3)	Average Summary Compensation Table Total for Other NEOs $(2)(3)(4)	Average Compensation Actually Paid to Other NEOs $(2)(3)(4)	Total Shareholder Return $(5)	Peer Group Total Shareholder Return $(5)	Net Income (in millions) $	Company Selected Measure: Revenue (in millions) $
2025	7,985,960	16,282,598	6,679,778	12,992,295	6,605,046	4,205,605	71.81	78.69	836.3	4,635.5	(6)
2024	—	15,828,797	—	(8,689,910)	5,619,919	532,201	84.14	78.89	576.2	4,034.6	(7)
2023	—	15,712,244	—	22,999,097	5,015,577	6,071,441	134.25	74.82	541.5	3,608.6	(8)
2022	—	15,435,652	—	5,735,702	4,440,975	3,929,405	122.51	79.32	341.2	2,964.9	(9)
2021	—	11,985,324	—	36,052,076	4,962,060	6,403,115	145.23	103.50	216.9	2,422.5	(10)
(1)Kevin Sayer served as Dexcom’s PEO for the years 2021 through September 13, 2025. Mr. Sayer took a medical leave of absence effective September 14, 2025. Effective September 14, 2025, Dexcom’s Board of Directors appointed Jacob Leach as interim PEO. Effective January 1, 2026, Mr. Leach was appointed our President and Chief Executive Officer.
(2)The 2025 Summary Compensation Table (“SCT”) totals reported for the PEO and the average of the Other NEOs for fiscal 2025 were subject to the following adjustments per Item 402(v)(2)(iii) of Regulation S-K to calculate “compensation actually paid” or CAP:

	2025
	Jacob Leach ($)	Kevin Sayer ($)	Average for Other NEOs ($)
Summary Compensation Table	7,985,960	16,282,598	6,605,046
Adjustments for Grant Date Fair Value
Deductions for equity awards reported in Summary Compensation Table	(5,936,062)	(13,853,723)	(5,563,024)
Adjustments for Changes in Equity Fair Value
Year-end Fair Value of Equity Awards Granted During the Year that Remained Unvested as of the End of the Covered Year	4,930,431	11,103,100	3,413,069
Vesting Date Fair Value for Awards Granted and Vested in the Same Fiscal Year	—	—	—
Change in Year-end Fair Value of Equity Awards Granted During Prior Years that Remained Unvested as of the End of the Covered Year	(371,745)	(1,201,686)	(277,990)
Change in Fair Value from Prior Year-end to Vesting Date for Awards Granted in Prior Years that Vested in Covered Fiscal Year	71,194	662,006	28,504
Prior Year-End Fair Value for Awards Granted in Prior Years that are forfeited during the Covered Year	—	—	—
Net Increases for the Inclusion of Rule 402(v) Equity Values	4,629,880	10,563,420	3,163,583
Compensation Actually Paid	6,679,778	12,992,295	4,205,605
(3)The SCT totals reported for the PEOs and the average for the Other NEOs for each other year were subject to the adjustments as required by Regulation S-K Item 402(v) (2)(iii) to calculate CAP. Equity values are calculated in accordance with ASC Topic 718, and the valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of the grant.
(4)For the applicable fiscal year, other NEOs include:
2025: Jereme Sylvain, Michael Brown, Jon Coleman and Sadie Stern;
2024: Jereme Sylvain, Michael Brown, Jacob Leach, Sadie Stern, and Teri Lawver;
2023: Jereme Sylvain, Michael Brown, Teri Lawver, and Jacob Leach;
2022: Jereme Sylvain, Michael Brown, Girish Naganathan, and Jacob Leach;
2021: Jereme Sylvain, Paul Flynn, Jacob Leach, Chad Patterson, and Quentin Blackford.

(5)$100 invested on December 31, 2020 in Dexcom common stock or the S&P Health Care Equipment Select Industry index, including reinvestment of any dividends.
(6)We have identified 2025 Adjusted Revenue as described in the Compensation Discussion and Analysis, as the most important financial performance measure used to link compensation actually paid to the PEO and Other NEOs for 2025 to the Company’s performance. We may determine a different financial performance measure to be the most important financial performance measure in future years. A reconciliation of this Non-GAAP financial measure to its nearest GAAP comparable financial measure is included in Annex A.
(7)For a description of 2024 revenue, please refer to our 2025 Proxy Statement.
(8)For a description of 2023 revenue, please refer to our 2024 Proxy Statement.
(9)For a description of 2022 revenue, please refer to our 2023 Proxy Statement.
(10)For a description of 2021 revenue, please refer to our 2022 Proxy Statement.
Tabular List of Financial Performance Measures
Dexcom considers the following to be the most important financial performance measures it used to link compensation actually paid to its NEOs, for 2025, to Company performance:

2025 Adjusted Revenue	Non-GAAP Operating Margin	Relative Total Shareholder Return
Relationship Between Compensation Actually Paid to our PEO and the Average of the Compensation Actually Paid to the Other NEOs and certain measures of financial performance
Total compensation for the PEO and Other NEOs, as disclosed in the Summary Compensation Table, is comprised of salaries, annual cash incentives, and equity awards. The CAP calculation for each year includes changes in fair market value adjustments on vesting and outstanding equity awards during the year. The CAP adjustment fluctuates due to changes in the Company’s stock price in each of the years presented.
The following graph shows the relationship between the CAP to our PEO, average CAP to our Other NEOs, and Dexcom’s cumulative total shareholder return, or TSR, and the peer group’s cumulative TSR (S&P Health Care Equipment Select Industry index) for the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021:

The following graph shows the relationship between the CAP to our PEO, the average CAP to our Other NEOs, and the Company’s Revenue for the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021:
The following graph shows the relationship between the CAP to our PEO, the average CAP to our Other NEOs, and the Company’s net income for the fiscal years ended December 31, 2025, 2024, 2023, 2022, and 2021:

Pay Ratio
As required by Section 953(b) of the Dodd-Frank Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Mr. Sayer and Mr. Leach, our principal executive officers during fiscal 2025. For 2025, the median of the annual total compensation of all our employees (excluding Mr. Sayer and Mr. Leach) was $58,663 (ii) the annual total compensation for Mr. Sayer and Mr. Leach was $16,282,598 and $7,985,960, respectively; and (iii) the ratio of the annual total compensation of Mr. Sayer and Mr. Leach to the median of the annual total compensation of all our employees (excluding Mr. Sayer and Mr. Leach) for 2025 was 278:1 and 136:1, respectively. We believe this ratio, which was calculated in a manner consistent with Item 402(u) of Regulation S-K, to be a reasonable estimate, based upon the assumptions described below.

Calculation Methodology
We identified the employee with compensation at the median of the compensation of all of our employees (“median employee”) by considering our employee population as of December 31, 2025 (“employee population determination date”) as summarized below. We identified the median employee for all our employees because of the global growth of our employment population, which we believed could result in a significant change to our pay ratio results. The methodology we used to determine the median employee for 2025 is described below and is substantially the same methodology that we previously used to determine the median employee.
For 2025, we considered all individuals who were employed by us on a world-wide basis (including our consolidated subsidiaries) on the employee population determination date, other than Mr. Sayer and Mr. Leach, whether employed on a full-time, part-time, seasonal or temporary basis, as applicable. We did not include any contractors or other non-employee workers in our employee population.
To identify our median employee, we chose to use a consistently-applied compensation measure, which we selected as base salary for 2025. For employees paid other than in U.S. dollars, we converted their compensation to U.S. dollars using the applicable exchange rates in effect on December 31, 2025. For permanent employees hired during fiscal 2025, we annualized their base salary or wages as if they had been employed for the entire measurement period. We did not make any cost-of-living adjustment.
Our employee population as of our determination date consisted of approximately 11,100 individuals in the United States and in our international locations who were employed by us on a full-time, part-time, or seasonal basis, including employees on a leave of absence. Contractors and other non-employees were not included in our employee population.
Using this methodology, we identified the individual at the median of our employee population. We then calculated the annual total compensation for this individual using the same methodology we use to calculate the amount reported for Mr. Sayer and Mr. Leach in the “Total” column of the 2025 Summary Compensation Table as set forth in this Proxy Statement.
Because SEC rules for identifying the median of the annual total compensation of all employees allow companies to adopt a variety of methodologies, apply certain exclusions, and make reasonable estimates and assumptions that reflect their employee population and compensation practices, the pay ratio reported by other companies may not be comparable to our pay ratio, as other companies have different employee populations and compensation practices and may have used different methodologies, exclusions, estimates and assumptions in calculating their pay ratios. As explained by the SEC when it adopted these rules, the rule was not designed to facilitate comparisons of pay ratios among different companies, even companies within the same industry, but rather to allow stockholders to better understand and assess each particular company’s compensation practices and pay ratio disclosures.

Equity Compensation Plan Information
The following table provides certain information as of December 31, 2025, with respect to all of our equity compensation plans in effect on that date:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#)		Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (#)
	(a)		(b)	(c)
Equity compensation plans approved by security holders	3,410,058	(1)	—	23,784,104 (2)
Equity compensation plans not approved by security holders(3)	—		—	—
Total	3,410,058		—	23,784,104
(1)Includes 3,410,058 shares subject to outstanding RSU and PSU awards granted under our A&R 2015 EIP plan. No shares were subject to outstanding options, warrants, or other rights.
(2)Includes securities issued or available for future issuance pursuant to the A&R 2015 EIP and the A&R 2015 ESPP 14,116,685 shares under column (c) are attributable to our A&R 2015 EIP and 9,667,419 are attributable to our A&R 2015 ESPP.
(3)As of December 31, 2025, we did not have any equity compensation plans that were not approved by our stockholders.

Risks from Compensation Policies and Practices
The Compensation Committee reviews our compensation policies and practices to determine areas of resulting risk and the actions that we have taken, or should take, to mitigate any such identified risk. In its review, our Compensation Committee evaluated whether our policies and programs encourage unnecessary or excessive risk taking and controls, and how such policies and programs are structured with respect to risks and rewards, as well as controls designed to mitigate any risks. Based on the Compensation Committee’s review of our compensation policies and practices, we do not believe that any risks relating from our compensation policies and practices for our employees are reasonably likely to have a material adverse effect on our business.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of April 1, 2026, the Record Date for our Annual Meeting (or such other date as provided below) for:
•each stockholder known by us to be the beneficial owner of more than five percent of our common stock;
•each of our current directors and nominees for director;
•each Named Executive Officer; and
•all executive officers and directors as a group.
The percentage of shares beneficially owned is based on 385,872,977 shares of common stock outstanding as of April 1, 2026. Beneficial ownership is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons and entities named below have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to RSUs that will vest within 60 days of April 1, 2026 are deemed to be outstanding and to be beneficially owned by the person holding the RSUs for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, the address for each listed stockholder is c/o DexCom, Inc., 6340 Sequence Drive, San Diego, California 92121.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (#)	Percent of Common Stock (%)
Non-Employee Directors
Steven Altman (1)	63,667	*
Dr. Euan Ashley	—	*
Nicholas Augustinos (2)	38,457	*
Richard Collins (3)	40,162	*
Rimma Driscoll (4)	10,378	*
Mark Foletta (5)	56,852	*
Renée Galá (6)	3,068	*
Bridgette Heller (7)	26,019	*
Kyle Malady (8)	22,667	*
Rick Osterloh	—	*
Named Executive Officers
Jacob Leach (9)	323,420	*
Kevin Sayer (10)	302,269	*
Jereme Sylvain (11)	63,348	*
Michael Brown (12)	38,151	*
Jon Coleman (13)	17,185	*
Sadie Stern (14)	56,757	*
All directors and executive officers as a group (16 persons) (15)	1,062,400	*
5% Stockholders
Vanguard subsidiaries or business divisions (16)	49,455,578	12.8%
BlackRock, Inc. (17)	32,504,140	8.4%
* Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.
(1)Represents 5,037 RSUs that vest within 60 days of April 1, 2026 as well as 58,630 shares held by a trust of which Mr. Altman is a trustee.
(2)Represents 5,046 RSUs that vest within 60 days of April 1, 2026 as well as 33,411 shares held by a trust of which Mr. Augustinos is a trustee.
(3)Represents 5,074 RSUs that vest within 60 days of April 1, 2026 as well as 35,088 shares held by a trust of which Mr. Collins is a trustee.
(4)Represents 5,074 RSUs that vest within 60 days of April 1, 2026 as well as 5,304 shares held directly by Ms. Driscoll.
(5)Represents 5,731 RSUs that vest within 60 days of April 1, 2026 as well as 51,121 shares held by a trust of which Mr. Foletta is a trustee.

(6)Represents 1,161 RSUs that vest within 60 days of April 1, 2026 as well as 1,907 shares held directly by Ms. Galá.
(7)Represents 5,046 RSUs that vest within 60 days of April 1, 2026 as well as 20,973 shares held directly by Ms. Heller.
(8)Represents 5,192 RSUs that vest within 60 days of April 1, 2026 as well as 17,475 shares held directly by Mr. Malady.
(9)Represents 2,850 RSUs that vest within 60 days of April 1, 2026 as well as 320,570 shares held directly by Mr. Leach or by a trust of which Mr. Leach is a trustee.
(10)Represents shares held directly by Mr. Sayer.
(11)Represents 2,850 RSUs that vest within 60 days of April 1, 2026 as well as 60,498 shares held directly by Mr. Sylvain.
(12)Represents 2,850 RSUs that vest within 60 days of April 1, 2026 as well as 35,301 shares held directly by Mr. Brown.
(13)Represents 17,185 RSUs that vest within 60 days of April 1, 2026 held by Mr. Coleman.
(14)Represents 2,850 RSUs that vest within 60 days of April 1, 2026 as well as 53,907 shares held directly by Ms. Stern.
(15)Represents 65,946 RSUs that vest within 60 days of April 1, 2026 and a total of 996,454 shares of our common stock.
(16)Share amounts based on a Schedule 13G/A filed by The Vanguard Group on October 30, 2025, which indicates that of the aggregate 49,455,578 shares beneficially owned by The Vanguard Group, it has sole voting power with respect to none of the shares, shared voting power with respect to 2,366,864 shares, sole dispositive power with respect to 45,667,627 shares, and shared dispositive power with respect to 3,787,951 shares. In a Schedule 13G/A filed on March 26, 2026, The Vanguard Group reported that, following an internal realignment, The Vanguard Group no longer beneficially owns such shares and that the Vanguard subsidiaries or business divisions that beneficially own such shares will be filing a Schedule 13G. The principal business address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(17)Share amounts based on a Schedule 13G/A filed by BlackRock, Inc. on April 24, 2025, on behalf of itself as a parent holding company or control person for certain subsidiaries (collectively, “BlackRock”), which indicates that of the aggregate 32,504,140 shares beneficially owned by BlackRock, it has sole voting power with respect to 29,986,509 shares, sole dispositive power with respect to 32,504,140 shares, and shared voting or dispositive power with respect to none of the shares. The principal business office address of BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

Since January 1, 2025, there have not been nor are there any currently proposed transactions or series of similar transactions to which we were or will be a party in which the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, holder of more than five percent of our common stock, or any immediate family member of any of the foregoing had or will have a direct or indirect material interest required to be disclosed under SEC rules.
Our Audit Committee reviews the fairness and determines approval of any proposed transaction between us and management or other related parties (other than compensation matters that are subject to review by the Compensation Committee) that are brought to the attention of the Audit Committee by management.

STOCKHOLDER PROPOSALS FOR ANNUAL MEETING

Requirements for Stockholder Proposals to Be Considered for Inclusion in Dexcom’s Proxy Materials
Stockholders of Dexcom may submit proposals on matters appropriate for stockholder action at meetings of Dexcom’s stockholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in Dexcom’s proxy materials relating to its 2027 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must be received by Dexcom no later than December 16, 2026. Such proposals must be delivered to DexCom, Inc., Attn: Chief Legal Officer, 6340 Sequence Drive, San Diego, California 92121.
Requirements for Stockholder Proposals to be Brought Before the Annual Meeting
Dexcom’s Bylaws provide that, except in the case of proposals made in accordance with Rule 14a-8, for stockholder nominations to the Board or other proposals to be considered at an annual meeting of stockholders, the stockholder must have delivered timely and proper notice thereof in writing to the Chief Legal Officer of Dexcom at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. Stockholders wishing to present nominations for director or proposals for consideration at the 2027 annual meeting of stockholders under these provisions of our Bylaws must submit their nominations or proposals in writing so that they are delivered to our Chief Legal Officer at our principal executive offices not earlier than January 27, 2027, and not later than February 26, 2027, in order to be considered. However, in the event that the 2027 annual meeting of stockholders is called for a date that is more than 30 days before or more than 60 days after such anniversary date, to be timely notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by Dexcom. A stockholder’s notice to Dexcom’s Chief Legal Officer must set forth the information required by Dexcom’s Bylaws with respect to each matter the stockholder proposes to bring before the Annual Meeting.
Requirements for Proxy Access
Dexcom’s Bylaws provide that any stockholder (or group of up to 20 stockholders) meeting the Dexcom’s continuous ownership requirements of three percent (3%) or more of our common stock for at least three years prior to such nomination who wishes to nominate a candidate or candidates for election in connection with our 2027 annual meeting of stockholders and require Dexcom to include such nominee(s) in the Company’s proxy statement and form of proxy for the 2027 annual meeting of stockholders, must deliver a notice to our Chief Legal Officer at our principal executive offices not earlier than 5:00 p.m. Pacific Time on December 28, 2026 and not later than 5:00 p.m. Pacific Time on January 27, 2027 (i.e., no earlier than the 150th day and no later than the 120th day before the one-year anniversary of the date of the Annual Meeting). If the date of our 2027 annual meeting of stockholders is advanced by more than 30 days prior to or delayed by more than 60 days after the one-year anniversary of the Annual Meeting, then, for the notice to be timely delivered, it must be delivered to our Chief Legal Officer at our principal executive offices not earlier than 5:00 p.m. Pacific Time on the 120th day prior to the 2027 annual meeting of stockholders and not later than 5:00 p.m. Pacific Time on the later of (i) the 90th day prior to the 2027 annual meeting of stockholders or (ii) the tenth day following the day on which public announcement of the 2027 annual meeting of stockholders is first made by Dexcom.
Universal Proxy Rules
To comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2027 annual meeting of stockholders must submit a notice to Dexcom’s Corporate Secretary at the principal executive offices of Dexcom that sets forth all information required by Rule 14a-19 under the Exchange Act no later than February 26. 2027 (or, if the 2027 annual meeting of stockholders is called for a date that is not within 30 calendar days of the anniversary of the date of the Annual Meeting, then notice must be provided by the later of 60 calendar days prior to the date of the 2027 annual meeting of stockholders or the tenth calendar day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made).

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (such as brokers, banks or other agents) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the Notice of Internet Availability of Proxy Materials, proxy statement, and the annual report to stockholders for the year ended December 31, 2025 (the “Annual Report”), or the Notice of Internet Availability of Proxy Materials, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding”, potentially means extra convenience for stockholders and cost savings for companies.
This year, a number of broker, banks or other agents with account holders who are stockholders of Dexcom will be “householding” our proxy materials. A single copy of the Notice of Internet Availability of Proxy Materials, the proxy statement and Annual Report, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability of Proxy Materials, and if applicable, the proxy statement and the Annual Report, to any stockholder at a shared address to which we delivered a single copy of any of these materials. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of the proxy materials, please notify your broker, bank or other agent, and direct a written or oral request for the separate proxy materials to Equiniti Trust Company, LLC at PO Box 500 Newark, NJ 07101 or (718) 921-8200. Stockholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the Notice of Internet Availability of Proxy Materials, the proxy statement and Annual Report at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

OTHER MATTERS

Our Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

DexCom, Inc.
6340 Sequence Drive
San Diego, California 92121
PROXY STATEMENT
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON WEDNESDAY, MAY 27, 2026 AT 2:00 P.M. PACIFIC TIME
INFORMATION ABOUT THE PROXY MATERIALS, VOTING AND THE ANNUAL MEETING
Why am I receiving these materials?
The Notice of Internet Availability of Proxy Materials, the Proxy Statement, the Annual Report, the accompanying proxy, and the Notice of Annual Meeting of Stockholders are being made available to you in connection with the solicitation by the Board of proxies to be voted at the Annual Meeting, which is being held virtually on Wednesday, May 27, 2026 at 2:00 p.m. Pacific Time, and at any postponements or adjournments of the Annual Meeting. The Notice of Internet Availability of Proxy Materials, the Proxy Statement, the Annual Report, and the enclosed proxy card are being made available on the Internet on or about April 15, 2026. As a stockholder, you are invited to attend the Annual Meeting virtually via the Internet and are requested to vote on the items of business described in this Proxy Statement.
What is included in the proxy materials?
The proxy materials include the Notice of Internet Availability of Proxy Materials, this Proxy Statement, the Notice of Annual Meeting of Stockholders, the Annual Report, and the proxy card or a voting instruction card for the Annual Meeting.
What information is contained in this Proxy Statement?
The information in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and certain other executive officers, corporate governance, and certain other required information.
Why did I receive a notice in the mail regarding the internet availability of proxy materials instead of a full set of proxy materials?
In accordance with rules adopted by the SEC, we may furnish proxy materials, including this Proxy Statement and our Annual Report, to our stockholders by providing access to such documents on the internet instead of mailing printed copies. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, the Notice of Internet Availability of Proxy Materials will instruct you as to how you may access and review all of the proxy materials on the internet, as well as how you may submit your proxy on the internet. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or your proxy card and to download printable versions of the proxy materials. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice of Internet Availability of Proxy Materials.
How do I access electronic copies of the proxy materials?
The proxy materials for the Annual Meeting are available electronically at www.proxydocs.com/DXCM. If you received a Notice of Internet Availability of Proxy Materials, the Notice of Internet Availability of Proxy Materials will provide you with instructions regarding how to access electronic copies of our proxy materials and how to vote your shares. The Notice of Internet Availability of Proxy Materials will also indicate how you can elect to receive future proxy materials electronically. We encourage stockholders to consider choosing to receive future proxy materials electronically, as it will save us the cost of printing and mailing documents to you and will reduce the impact of printing and mailing these materials on the environment.
Who can attend the meeting?
You are entitled to attend the Annual Meeting if you were a stockholder of record or a beneficial owner of our common stock as of April 1, 2026, the record date for the Annual Meeting (the “Record Date”), or you hold a valid legal proxy for the Annual Meeting provided by your broker or nominee.

How can I attend the meeting?
The Annual Meeting will only be accessible online through the Internet. We have worked to offer the same participation opportunities as if you attended the Annual Meeting in person.
To be admitted to the live webcast for the Annual Meeting you must register at www.proxydocs.com/DXCM by 2:00 p.m. Pacific Time on May 25, 2026 (the “Registration Deadline”). You will be asked to provide the control number located inside the box on your Notice of Internet Availability of Proxy Materials or proxy card (the “Control Number”), or, if you are a beneficial owner, as provided to you by your broker or nominee on the voting instruction card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. We recommend that you log in 15 minutes before the start of the Annual Meeting to ensure sufficient time to complete the check-in procedures. The virtual meeting platform is fully supported across browsers (Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most updated version of applicable software and plugins. If you encounter any technical difficulties logging onto www.proxydocs.com/DXCM or during the meeting, there will be a 1-800 number available to call for assistance. Technical support will be available 15 minutes prior to the start time of the Annual Meeting and through the conclusion of the Annual Meeting.
We plan to announce any updates on our proxy website at www.proxydocs.com/DXCM, and we encourage you to check this website prior to the Annual Meeting if you plan to attend.
Who is eligible to vote?
Only stockholders of record of Dexcom common stock on the Record Date will be entitled to vote at the Annual Meeting. On the Record Date, there were 385,872,977 shares of common stock outstanding. A complete list of the stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting for ten calendar days prior to the Annual Meeting at our principal executive offices, located at 6340 Sequence Drive, San Diego, California, 92121 between the hours of 9:00 a.m. and 4:00 p.m. Pacific Time. If you are interested in viewing the list, please contact Investor Relations by email at investor-relations@dexcom.com.
How many votes may I cast?
On each matter to be voted upon, stockholders of record have one vote for each share of common stock owned by them as of the close of business on the Record Date. Stockholders may not cumulate votes in the election of directors.
How do I vote?
You may vote by Internet, telephone or mail at any time prior to 2:00 p.m. Pacific Time on Wednesday, May 27, 2026. You may also vote your shares at the virtual Annual Meeting. We strongly recommend that you vote your shares in advance of the Annual Meeting as instructed above, even if you plan to attend the virtual meeting.

Method of Voting		Voting as a Stockholder of Record	Voting as a Beneficial Owner

Internet	Cast your vote online	Go to www.proxypush.com/DXCM. Have your Notice of Internet Availability of Proxy Materials ready and follow the simple instructions to record your vote.
Obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Telephone	Use any touch-tone telephone (24 hours a day, 7 days a week)	Call 1-866-286-3130. Have your Notice of Internet Availability of Proxy Materials ready and follow the simple recorded instructions.
Obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form.

Mail	Vote through paper mail
If you received a proxy card in the mail, and you do not wish to vote via the internet or by telephone, mark, sign and date your Proxy Card. Fold and return your Proxy Card Form in the postage-paid envelope.
Return a properly executed and dated voting instruction card using the method(s) your bank, brokerage firm, broker-dealer or other similar organizations make available.

Voting as a Stockholder of Record - As an alternative to voting online at the Annual Meeting, stockholders of record may vote via the Internet, by telephone, or, if you requested a printed copy of the proxy materials, by mailing a completed proxy card. Instructions for voting via the Internet, telephone or by mail are set forth on the Notice of Internet Availability of Proxy Materials. If you are a stockholder who elects to vote by mail, you should sign and mail the proxy card in the addressed, postage paid envelope, and your shares will be voted at the Annual Meeting in the manner you direct.
Voting as a Beneficial Owner - If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote online at the Annual Meeting, you must obtain a valid proxy from your broker, bank or other agent. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a proxy form. Many banks and brokerage firms have a process for their beneficial holders to provide instructions via the Internet or by telephone. If Internet or telephone voting is unavailable from your record holder, simply complete and mail the voting instruction card provided to you by your record holder to ensure that your vote is counted. If your shares are held beneficially in street name and you have not given your record holder voting instructions, your record holder will not be able to vote your shares with respect to any matter other than ratification of the selection of Dexcom’s independent registered public accounting firm. Shares held beneficially in street name may be voted by you online at the Annual Meeting only if you obtain a legal proxy from your record holder giving you the right to vote such shares online at the Annual Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner?
Stockholder of Record - Holders of shares of Dexcom common stock whose shares are registered in their own name with Dexcom’s transfer agent, Equiniti Trust Company, LLC, are considered stockholders of record with respect to those shares.

Beneficial Owner - Dexcom stockholders whose shares are not registered in their own name with Equiniti Trust Company, LLC, are beneficial holders of shares held in street name. Such shares may be held in an account at a bank or at a brokerage firm (your record holder). As the beneficial holder, you have the right to direct your record holder on how to vote your shares, and you will receive instructions from your record holder that must be followed in order for your record holder to vote your shares per your instructions. The proxy materials, as well as voting and revocation instructions, should have been forwarded to you by the bank, broker or other nominee that holds your shares. In order to vote your shares, you will need to follow the instructions that your bank, broker or other nominee provides you. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares held in street name will depend on the voting processes of the bank, broker or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction card and any other materials that you receive from that organization.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for beneficial owners are generally required to vote such shares in the manner directed by such beneficial owners. In the absence of timely directions, your broker will have discretion to vote your shares on the sole “routine” matter to be voted on at the Annual Meeting: the proposal to ratify the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and, as such, we do not expect any broker non-votes on such proposal. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you. We refer to the absence of a vote, including on a non-routine proposal, where the broker has not received instructions as a “broker non-vote.” Broker non-votes occur when shares held by a broker for a beneficial owner are not voted because the broker did not receive voting instructions from the beneficial owner and lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the Annual Meeting.
How can I submit questions?
The Annual Meeting will include a question and answer session, during which we will answer questions submitted in accordance with the meeting rules posted on the meeting website and that are relevant to the company and meeting matters. Stockholders will have an opportunity to submit written questions via the internet at any time during the meeting by following the instructions that will be available on the meeting website.
How many votes must be present in order for business to be conducted?
In order for business to be conducted at the Annual Meeting, a quorum must be present.
A quorum will be present if the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting are present or represented by proxy at the Annual Meeting. Abstentions and broker non-votes will be treated as shares present for the purpose of determining the presence of a quorum for the transaction of business at the Annual Meeting. A broker non-vote occurs when a bank, broker or other holder of record holding shares for a beneficial owner submits a proxy for the Annual Meeting but does not vote on a particular proposal, because that holder does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. If the persons present or represented by proxy at the Annual Meeting constitute the holders of less than a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, the Annual Meeting may be adjourned by the chairperson of the Annual Meeting to a subsequent date for the purpose of obtaining a quorum.

What are my voting choices for each of the proposals and what are the voting standards?
For Proposal No. 1 (Election of Directors), directors are elected by a majority of the votes cast in uncontested elections, meaning that the number of votes cast “For” a director nominee must exceed the number of votes cast “Against” that nominee. Abstentions and broker non-votes are not counted as votes “For” or “Against” a director nominee and have no effect on the outcome for the proposal for election of directors. Pursuant to our Governance Principles, the Board expects a director to tender his or her resignation if he or she fails to receive the required number of votes for re-election. If any nominee that is an incumbent director does not receive a majority of the votes cast at the Annual Meeting, the Nominating and Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation on an expedited basis, and in any event within 90 days following certification of the stockholder vote. The Board will promptly act on the Nominating and Governance Committee’s recommendation and will publicly disclose its decision to accept or reject the resignation offer (and if it rejects the resignation, its rationale behind its decision).
Proposal Nos. 2 (Ratification of Independent Registered Public Accounting Firm) and 3 (Advisory Vote on Executive Compensation) require the approval of the holders of a majority of the shares of common stock entitled to vote on the matter that are present or represented by proxy at the Annual Meeting and are voted for or against the proposal.
Abstentions will have no effect on the outcome of any of the proposals presented at the Annual Meeting. Broker non-votes have no effect on the determination of whether (i) a nominee has received more votes cast “For” than “Against” the nominee, or (ii) Proposal No. 3 has received the affirmative vote of the holders of a majority of the shares of common stock that are present or represented by proxy and are voted for or against the proposal.

Proposal	Voting Options	Vote Requirement	Effect of abstentions	Effect of broker non-votes

Proposal No. 1 - Election of Directors	FOR / AGAINST / ABSTAIN (for each director nominee)	Majority of votes cast FOR or AGAINST (for each director nominee)	No effect - not counted as a vote cast	No effect - not counted as a vote cast

Proposal No. 2 - Ratification of Independent Registered Public Accounting Firm	FOR / AGAINST / ABSTAIN	Majority of shares present or represented by proxy and are voted for or against the matter	No effect - not counted as a vote cast	Not applicable

Proposal No. 3 - Advisory Vote on Executive Compensation	FOR / AGAINST / ABSTAIN	Majority of shares present or represented by proxy and are voted for or against the matter	No effect - not counted as a vote cast	No effect - not counted as a vote cast
What if I am a stockholder of record and do not specify a choice for a matter when returning a proxy?
In the event that you return a signed proxy card on which no directions are specified, your shares will be voted in the following manner:
•FOR each of the nominees of the Board of Directors (Proposal No. 1);
•FOR the ratification of the selection of Deloitte as Dexcom’s independent registered public accounting firm for the fiscal year ending December 31, 2026 (Proposal No. 2); and
•FOR the non-binding advisory resolution to approve the compensation of our Named Executive Officers (Proposal No. 3).

If I have voted by proxy, can I change my vote?
You may revoke or change a previously delivered proxy at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, or by delivering written notice of revocation of your proxy to Dexcom’s Corporate Secretary at Dexcom’s principal executive offices before the beginning of the Annual Meeting. You may also revoke your proxy by attending the Annual Meeting and voting online, although attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You also may revoke any prior voting instructions by voting online at the Annual Meeting if you obtain a legal proxy as described under “If I have voted by proxy, can I change my vote?” above.
Who will bear the cost of soliciting votes for the Annual Meeting?
Dexcom is paying the costs of the solicitation of proxies. We will also reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. In addition, our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.
Where can I find the voting results of the Annual Meeting?
Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in a current report on Form 8-K no later than four business days after the date of the Annual Meeting.
NOTE ABOUT FORWARD-LOOKING STATEMENTS
In this Proxy Statement, Dexcom has disclosed information which may be considered forward-looking within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, and subject to the safe harbor created by the Securities Litigation Reform Act of 1995. Such statements include declarations regarding our intent, belief, or current expectations and those of our management. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks, uncertainties and other factors, some of which are beyond our control; actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to: (i) that the information is of a preliminary nature and may be subject to further adjustment; (ii) those risks and uncertainties identified under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Quantitative and Qualitative Disclosures about Market Risk” sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025; and (iii) the other risks detailed from time-to-time in our reports and registration statements filed with the SEC. Except as required by law, we undertake no obligation to revise or update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
INFORMATION REFERENCED IN THIS PROXY STATEMENT
The content of the websites referred to in this Proxy Statement are not incorporated by reference into this Proxy Statement.

ANNUAL REPORTS

We filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 with the SEC on February 12, 2026. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a Dexcom stockholder, we will mail without charge a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.
Requests for copies of our Annual Report to stockholders or our Annual Report on Form 10-K should be directed to Investor Relations, DexCom, Inc., 6340 Sequence Drive, San Diego, California 92121.

By Order of the Board of Directors
/s/ Kevin Sayer
Kevin Sayer Executive Chairman of the Board DexCom, Inc. San Diego, California April 15, 2026

ANNEX A

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL MEASURES
(In millions, except per share data)
(Unaudited)

Year Ended December 31,
2025
GAAP revenue	$4,662.0
Foreign currency impact	(26.5)
2025 Adjusted Revenue	$4,635.5

GAAP operating income	$911.8
Amortization of intangible assets(1)	31.7
Business transition and other significant items(2)	25.4
Intellectual property litigation costs(3)	0.4
Non-GAAP operating income	$969.3

GAAP operating margin	19.6%
Amortization of intangible assets(1)	0.7%
Business transition and other significant items(2)	0.5%
Intellectual property litigation costs(3)	—%
Non-GAAP operating margin	20.8%
(1)Represents amortization of acquired intangible assets.
(2)For the twelve months ended December 31, 2025, business transition and other significant items are primarily related to workforce reduction costs associated with organizational realignment and rent for vacated office space in San Diego, California.
(3) We have excluded third-party attorney’s fees, costs, and expenses incurred by Dexcom exclusively in connection with Dexcom’s patent infringement litigation against Abbott Diabetes Care, Inc., as further described in the section titled “Legal Proceedings” in Dexcom’s Annual Report on Form 10-K for the year ended December 31, 2024.

Statement Regarding Use of Non-GAAP Financial Measures
We report non-GAAP financial measures in addition to, and not as a substitute for or as superior to, measures of financial performance prepared in accordance with Generally Accepted Accounting Principles (GAAP). We use these non-GAAP financial measures for financial and operational decision making and period-to-period comparisons. We believe that these non-GAAP financial measures provide useful information about operating results, enhance the overall understanding of our operating performance and future prospects, and allow for greater transparency with respect to key metrics used by senior management in our financial and operational decision making. Our non-GAAP financial measures exclude amounts that we do not consider part of ongoing operating results when planning and forecasting and when assessing the performance of the organization and our senior management. While we compute non-GAAP financial measures using a consistent method from quarter to quarter and year to year, we may consider whether other significant items that arise in the future should be excluded from our non-GAAP financial measures.
These non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles, differ from GAAP measures with the same names, and may differ from non-GAAP financial measures with the same or similar names that are used by other companies.
We believe that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP and that these financial measures should only be used to evaluate our results of operations in conjunction with the corresponding GAAP financial measures. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliations between these presentations, to more fully understand our business.
Management believes that the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of our core operating results and comparison of operating results across reporting periods. Management believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing our past and future operating performance.
Annex A reconciles the following non-GAAP financial measures included in this proxy statement to the most directly comparable financial measures prepared in accordance with GAAP:
•Adjusted Revenue
•Non-GAAP operating income used to calculate non-GAAP operating margin
For a full list of non-GAAP financial measures used for financial and operational decision making, see Table E of Exhibit 99.1 included in our Current Report on Form 8-K filed with the SEC on February 12, 2026.
We exclude the following items from the non-GAAP financial measure of Adjusted Revenue:
•The effect of acquisitions/dispositions of subsidiaries or group of assets not contemplated into the budget; and
•The effect of foreign currency fluctuations relative to the budgeted rate. The budget rate is the rate determined annually.
Our policy is to exclude the following items from non-GAAP financial measures for non-GAAP operating income and non-GAAP operating margin:
•Amortization of acquired intangible assets;
•Business transition and related costs associated with acquisition and divestiture, integration and business transition activities, including severance, relocation, consulting, leasehold exit costs, third-party merger and acquisition costs, and other non-recurring significant items;
•Income or loss from equity investments, which includes realized and unrealized gains or losses from marketable and non-marketable equity securities. These amounts may reflect changes in value due to observable price changes or impairments;
•Third-party intellectual property litigation costs in connection with Dexcom’s patent infringement litigation against Abbott Diabetes Care, Inc.;
•Litigation settlement costs;
•Gain or loss on extinguishment of debt; and
•Adjustments related to taxes for the excluded items above, as well as excess benefits or tax deficiencies from share-based compensation, and the quarterly impact of other discrete items

DEXCOM
CONTINUOUS GLUCOSE MONITORING

C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903

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DexCom, Inc.

Annual Meeting of Stockholders

For Stockholders of Record as of April 1, 2026

Wednesday, May 27, 2026 2:00 PM, Pacific Time

Annual Meeting to be held virtually via the Internet - please visit www.proxydocs.com/DXCM for more details.

YOUR VOTE IS IMPORTANT!
PLEASE VOTE BY INTERNET, PHONE OR MAIL BY 2:00 PM PT ON WEDNESDAY, MAY 27, 2026 OR BY ATTENDING THE ANNUAL MEETING.

Internet:
www.proxypush.com/DXCM
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- Follow the simple instructions to record your vote

Phone:
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Virtual:
To attend the meeting and participate, you must register online at www.proxydocs.com/DXCM by 2:00 PM, Pacific Time on May 25, 2026.

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Jacob Leach and Jereme Sylvain (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of DexCom, Inc. which the undersigned is entitled to vote at the 2026 Annual Meeting of Stockholders of DexCom, Inc. and any adjournment or postponement thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED ACCORDING TO THE BOARD OF DIRECTORS' RECOMMENDATIONS. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

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DEXCOM
CONTINUOUS GLUCOSE MONITORING

DexCom, Inc. Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:
FOR EACH OF THE NOMINEES IN PROPOSAL 1
FOR PROPOSALS 2 AND 3

PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1. To elect twelve nominees for director, each to hold office until our 2027 annual meeting of stockholders:	FOR	AGAINST	ABSTAIN	
1.01 Steven Altman	☐	☐	☐	FOR
1.02 Dr. Euan Ashley	☐	☐	☐	FOR
1.03 Nicholas Augustinos	☐	☐	☐	FOR
1.04 Richard Collins	☐	☐	☐	FOR
1.05 Rimma Driscoll	☐	☐	☐	FOR
1.06 Mark Foletta	☐	☐	☐	FOR
1.07 Renée Galá	☐	☐	☐	FOR
1.08 Bridgette Heller	☐	☐	☐	FOR
1.09 Jacob Leach	☐	☐	☐	FOR
1.10 Kyle Malady	☐	☐	☐	FOR
1.11 Rick Osterloh	☐	☐	☐	FOR
1.12 Kevin Sayer	☐	☐	☐	FOR
	FOR	AGAINST	ABSTAIN	
2. To ratify the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026.	☐	☐	☐	FOR
3. To provide a non-binding advisory vote on the compensation of our named executive officers for the fiscal year ended December 31, 2025.	☐	☐	☐	FOR
4. Such other business properly brought before the meeting or any adjournment or postponement thereof.				

To attend the meeting and participate, you must register online at www.proxydocs.com/DXCM by 2:00 PM, Pacific Time on May 25, 2026.

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